                                                                    EXHIBIT 99.4





                      SENIOR SUBORDINATED CREDIT AGREEMENT


                                  dated as of

                                  July 9, 1996


                                     among


                             OUTDOOR SYSTEMS, INC.,
                                  as Borrower,

                          THE GUARANTORS named herein

                            THE LENDERS named herein


                                      and


                  CANADIAN IMPERIAL BANK OF COMMERCE, as Agent

                               TABLE OF CONTENTS


Section               Heading                                                                         Page
- -------               -------                                                                         ----
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

SECTION 1             DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
          1.1         Certain Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . .       1
          1.2         Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34
          1.3         Other Definitional Provisions;
                        Anniversaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34

SECTION 2             AMOUNT AND TERMS OF LOAN COMMITMENT
                      AND LOANS; NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34
          2.1         Bridge Loan and Bridge Note   . . . . . . . . . . . . . . . . . . . . . . .      34
                      A.  Bridge Loan Commitment  . . . . . . . . . . . . . . . . . . . . . . . .      34
                      B.  Notice of Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . .      35
                      C.  Disbursement of Funds   . . . . . . . . . . . . . . . . . . . . . . . .      35
                      D.  Bridge Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
                      E.  Scheduled Payment of Bridge Loan  . . . . . . . . . . . . . . . . . . .      36
                      F.  Termination of Bridge Loan
                            Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
                      G.  Pro Rata Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . .      36
          2.2         Term Loan and Term Note   . . . . . . . . . . . . . . . . . . . . . . . . .      37
                      A.  Term Loan Commitment  . . . . . . . . . . . . . . . . . . . . . . . . .      37
                      B.  Notice of Conversion/Borrowing  . . . . . . . . . . . . . . . . . . . .      37
                      C.  Making of Term Loan   . . . . . . . . . . . . . . . . . . . . . . . . .      37
                      D.  Maturity of Term Loan   . . . . . . . . . . . . . . . . . . . . . . . .      37
                      E.  Term Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      37
          2.3         Interest on the Loans   . . . . . . . . . . . . . . . . . . . . . . . . . .      38
                      A.  Rate of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . .      38
                      B.  Interest Payments   . . . . . . . . . . . . . . . . . . . . . . . . . .      38
                      C.  Post-Maturity Interest  . . . . . . . . . . . . . . . . . . . . . . . .      39
                      D.  Computation of Interest   . . . . . . . . . . . . . . . . . . . . . . .      39
          2.4         Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      39
          2.5         Prepayments and Payments  . . . . . . . . . . . . . . . . . . . . . . . . .      40
                      A.  Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      40
                      B.  Manner and Time of Payment  . . . . . . . . . . . . . . . . . . . . . .      44
                      C.  Payments on Non-Business Days   . . . . . . . . . . . . . . . . . . . .      44
                      D.  Notation of Payment   . . . . . . . . . . . . . . . . . . . . . . . . .      44
          2.6         Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
                      A.  Bridge Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
                      B.  Term Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      45
                      C.  Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . .      45

SECTION 3 CONDITIONS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
          3.1         Conditions to Bridge Loan   . . . . . . . . . . . . . . . . . . . . . . . .      45
          3.2         Conditions to Term Loan   . . . . . . . . . . . . . . . . . . . . . . . . .      50

Section               Heading                                                                          Page
- -------               -------                                                                          ----
SECTION 4             REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . .      52
          4.1         Organization and Good Standing;
                        Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      52
          4.2         Authorization and Power   . . . . . . . . . . . . . . . . . . . . . . . . .      53
          4.3         No Conflicts or Consents  . . . . . . . . . . . . . . . . . . . . . . . . .      53
          4.4         Enforceable Obligations   . . . . . . . . . . . . . . . . . . . . . . . . .      54
          4.5         Properties; Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      54
          4.6         Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . .      55
          4.7         Full Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      57
          4.8         No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      57
          4.9         Compliance with Contracts, Etc.   . . . . . . . . . . . . . . . . . . . . .      57
          4.10        No Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      58
          4.11        Use of Proceeds; Margin Stock, Etc.   . . . . . . . . . . . . . . . . . . .      58
          4.12        Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      59
          4.13        ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      59
          4.14        Compliance with Law   . . . . . . . . . . . . . . . . . . . . . . . . . . .      60
          4.15        Government Regulation   . . . . . . . . . . . . . . . . . . . . . . . . . .      60
          4.16        Capital Structure and Subsidiaries  . . . . . . . . . . . . . . . . . . . .      60
          4.17        Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . . . .      61
          4.18        Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . .      61
          4.19        Survival of Representations and
                        Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      64
          4.20        Permits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      64
          4.21        Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      65
          4.22        Labor Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      65
          4.23        Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      65
          4.24        Senior Subordinated Indenture; etc.   . . . . . . . . . . . . . . . . . . .      67
          4.25        Broker's or Finder's Fees   . . . . . . . . . . . . . . . . . . . . . . . .      67

SECTION 5             AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . .      68
          5.1         Financial Statements and Other Reports  . . . . . . . . . . . . . . . . . .      68
          5.2         Corporate Existence, Etc.   . . . . . . . . . . . . . . . . . . . . . . . .      74
          5.3         Payment of Taxes and Claims; Tax
                        Consolidation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      74
          5.4         Maintenance of Properties; Insurance  . . . . . . . . . . . . . . . . . . .      74
          5.5         Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      75
          5.6         Equal Security for Loans and Notes  . . . . . . . . . . . . . . . . . . . .      75
          5.7         Compliance with Laws, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .      76
          5.8         Maintenance of Accurate Records, Etc.   . . . . . . . . . . . . . . . . . .      76
          5.9         Take-Out Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      76
          5.10        Exchange of Term Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .      77
          5.11        ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      78
          5.12        Payments in U.S. Dollars  . . . . . . . . . . . . . . . . . . . . . . . . .      79
          5.13        Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      79
          5.14        Lenders Meeting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      80

 SECTION 6            NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      80
          6.1         Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      80
          6.2         Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      82
          6.3         Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . .      83

Section                Heading                                                                        Page
- -------                -------                                                                        ----
          6.4         Investments; Joint Ventures   . . . . . . . . . . . . . . . . . . . . . . .      84
          6.5         Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .      84
          6.6         Senior Subordinated Indebtedness  . . . . . . . . . . . . . . . . . . . . .      85
          6.7         Restriction on Fundamental Changes  . . . . . . . . . . . . . . . . . . . .      86
          6.8         Limitation on Dividend and Other
                        Payment Restrictions Affecting
                        Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      87
          6.9         Transactions with Shareholders and
                        Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      88
          6.10        Subsidiary Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      89
          6.11        Business Activities   . . . . . . . . . . . . . . . . . . . . . . . . . . .      89
          6.12        Amendments or Waivers of Certain
                        Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      89
          6.13        Amendments to Charter Documents   . . . . . . . . . . . . . . . . . . . . .      89
          6.14        Refinancing of the Loans in Part  . . . . . . . . . . . . . . . . . . . . .      89
          6.15        Asset Sales   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      90
          6.16        Transfer of Assets to Subsidiaries  . . . . . . . . . . . . . . . . . . . .      90
          6.17        Additional Guarantees   . . . . . . . . . . . . . . . . . . . . . . . . . .      91

SECTION 7 EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      91
          7.1         Failure To Make Payments When Due   . . . . . . . . . . . . . . . . . . . .      91
          7.2         Default in Other Agreements   . . . . . . . . . . . . . . . . . . . . . . .      91
          7.3         Breach of Certain Covenants   . . . . . . . . . . . . . . . . . . . . . . .      92
          7.4         Breach of Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      92
          7.5         Other Defaults Under Agreement or Loan
                        Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      92
          7.6         Involuntary Bankruptcy; Appointment of
                        Custodian, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      92
          7.7         Voluntary Bankruptcy; Appointment of
                        Custodian, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      93
          7.8         Judgments and Attachments   . . . . . . . . . . . . . . . . . . . . . . . .      93
          7.9         Dissolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      93
          7.10        Guarantee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      94
          7.11        Foreclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      94

SECTION 8 SUBORDINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      95
          8.1         Obligations Subordinated to Senior
                        Indebtedness of the Company   . . . . . . . . . . . . . . . . . . . . . .      95
          8.2         Priority and Payment Over of Proceeds
                        in Certain Events   . . . . . . . . . . . . . . . . . . . . . . . . . . .      96
          8.3         Payments May Be Paid Prior to
                        Dissolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      99
          8.4         Rights of Holders of Senior
                        Indebtedness of the Company Not To
                        Be Impaired   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      99
          8.5         Subrogation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     100
          8.6         Obligations of the Company
                        Unconditional   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     101
          8.7         Lenders Authorize Agent to Effectuate
                        Subordination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     101





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

Section               Heading                                                                         Page
- -------               -------                                                                         ----
SECTION
         9            THE AGENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     102
          9.1         Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     102
          9.2         Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . .     103
          9.3         Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . .     103
          9.4         Reliance by Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     104
          9.5         Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     104
          9.6         Non-Reliance on Agent and Other
                        Lenders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     105
          9.7         Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     105
          9.8         Agent in Its Individual Capacity  . . . . . . . . . . . . . . . . . . . . .     106
          9.9         Resignation of the Agent; Successor Agent   . . . . . . . . . . . . . . . .     106

SECTION 10            GUARANTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     107
          10.1        Unconditional Guarantee   . . . . . . . . . . . . . . . . . . . . . . . . .     108
          10.2        Subordination of Guarantee  . . . . . . . . . . . . . . . . . . . . . . . .     108
          10.3        Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     108
          10.4        Release of a Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . .     108
          10.5        Limitation of Guarantor's Liability   . . . . . . . . . . . . . . . . . . .     109
          10.6        Guarantors May Consolidate, etc., on
                        Certain Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     109
          10.7        Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     110
          10.8        Waiver of Subrogation   . . . . . . . . . . . . . . . . . . . . . . . . . .     111
          10.9        Evidence of Guarantee   . . . . . . . . . . . . . . . . . . . . . . . . . .     111
          10.10       Waiver of Stay, Extension or Usury
                        Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     112

SECTION 11            SUBORDINATION OF GUARANTEE OBLIGATIONS  . . . . . . . . . . . . . . . . . .     112
          11.1        Guarantee Obligations Subordinated
                        to Guarantor Senior Indebtedness  . . . . . . . . . . . . . . . . . . . .     112
          11.2        Priority and Payment Over of Proceeds
                        in Certain Events   . . . . . . . . . . . . . . . . . . . . . . . . . . .     112
          11.3        Payments May Be Paid Prior to
                        Dissolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     115
          11.4        Rights of Holders of Guarantor Senior
                        Indebtedness Not To Be Impaired   . . . . . . . . . . . . . . . . . . . .     116
          11.5        Subrogation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     117
          11.6        Obligations of the Guarantors
                        Unconditional   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     118
          11.7        Lenders Authorize Agent to Effectuate
                        Subordination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     118

SECTION 12            MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     119
          12.1        Representation of the Lenders   . . . . . . . . . . . . . . . . . . . . . .     119
          12.2        Participations in and Assignments of
                        Loans and Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     119
          12.3        Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     122
          12.4        Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     122
          12.5        Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     123
          12.6        Amendments and Waivers; Payments for
                        Consent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     124

Section               Heading                                                                         Page
- -------               -------                                                                         ----
          12.7        Independence of Covenants   . . . . . . . . . . . . . . . . . . . . . . . .     125
          12.8        Entirety  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     125
          12.9        Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     125
          12.10       Survival of Warranties and Certain
                        Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     126
          12.11       Failure or Indulgence Not Waiver;
                        Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . .     126
          12.12       Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     127
          12.13       Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     127
          12.14       Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     127
          12.15       Successors and Assigns; Subsequent
                        Holders of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     127
          12.16       Counterparts; Effectiveness   . . . . . . . . . . . . . . . . . . . . . . .     128
          12.17       Consent to Jurisdiction; Venue; Waiver
                        of Jury Trial   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     128
          12.18       Payments Pro Rata   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     129
          12.19       Taxes and Other Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . .     130
          12.20       Waiver of Stay, Extension or Usury
                        Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     131
          12.21       Requirements of Law   . . . . . . . . . . . . . . . . . . . . . . . . . . .     132
          12.22       Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     132
          12.23       Role of Special Counsel   . . . . . . . . . . . . . . . . . . . . . . . . .     133


SIGNATURE PAGES         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     134

SCHEDULES
A                SUBSIDIARIES
B                EXISTING INDEBTEDNESS
C                ENVIRONMENTAL MATTERS
D                EXISTING LIENS
E                LITIGATION
F                ERISA
G                EXISTING INVESTMENTS
H                INTELLECTUAL PROPERTY
I                PERMITS
J                BROKERS FEES
K                TAXES
L                PRO FORMA CAPITAL STRUCTURE


EXHIBITS

I                FORM OF BRIDGE NOTE
II               FORM OF TERM NOTE
III              FORM OF COMPLIANCE CERTIFICATE
IV-A             FORM OF NOTICE OF BORROWING
IV-B             FORM OF NOTICE OF CONVERSION
V                FORM OF SENIOR SUBORDINATED INDENTURE
VI               FORM OF REGISTRATION RIGHTS AGREEMENT
VII              FORM OF OPINION OF POWELL, GOLDSTEIN,
                   FRAZER & MURPHY - SPECIAL COUNSEL
                   FOR THE COMPANY AND THE GUARANTORS
VIII             FORM OF OPINION OF CAHILL GORDON & REINDEL
                   - SPECIAL COUNSEL FOR THE LENDERS
IX               FORM OF NOTATION OF GUARANTEE

                 This Senior Subordinated Credit Agreement is dated as of July 9, 1996, and entered into by and among Outdoor Systems, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors named on the signature pages hereto, the Lenders named on the signature pages hereto (the "Lenders"), and Canadian Imperial Bank of Commerce ("CIBC"), as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

                 WHEREAS, the Company desires that the Lenders extend a senior subordinated credit facility to the Company in connection with the Acquisition (as defined herein);

                 NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:


SECTION 1  DEFINITIONS

                 1.1  Certain Defined Terms

                 The following terms used in this Agreement shall have the following meanings:

                 "Acquired Business" means the capital stock and the assets comprising the outdoor advertising business of Gannett Co., Inc. and its affiliates as described in the Acquisition Agreement.

                 "Acquisition" means the acquisition by the Company of the Acquired Business pursuant to the Acquisition Agreement.

                 "Acquisition Agreement" means the Asset Purchase Agreement dated July 9, 1996 among Gannett Co., Inc., Combined Communications Corporation, Gannett Transit, Inc., Shelter Media Communications, Inc., Gannett International Communications, Inc. and the Company.

                 "Adjusted Net Assets" shall have the meaning provided in
Section 10.7.

                 "Advertising Displays" means all posters, signs, billboards and other outdoor advertising displays and related sites therefor owned or leased (as lessee) by the Company and its Subsidiaries.

                 "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (ii) the ownership of more than 10% of the voting securities of that Person; provided that neither CIBC nor any of its Affiliates shall be treated as an Affiliate of the Company or of any Subsidiary of the Company.

                 "Agent" has the meaning ascribed to such term in the introduction to this Agreement.

                 "Agreement" means this Senior Subordinated Credit Agreement dated as of July 9, 1996, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                 "Amount of Unfunded Benefit Liability" means, with respect to any Pension Plan, (i) if set forth on the most recent actuarial valuation report with respect to such Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) and (ii) otherwise, the excess of (a) the greater of the current liability (as defined in Section 412(l)(7) of the Internal Revenue Code) or the actuarial present value of the accrued benefits with respect to such Pension Plan over (b) the market value of the assets of such Pension Plan.

                 "Applicable Rate" means for each Monthly Period the LIBOR Rate then in effect.

                 "Applicable Spread" means (i) 6% for the period from and including the Closing Date to but excluding the sixth Monthly Anniversary following the Closing Date, (ii) 7% for the period from and including the sixth Monthly Anniversary following the Closing Date to but excluding the ninth Monthly Anniversary following the Closing Date, and (iii) 7.5% for the period from and including the ninth Monthly Anniversary following the Closing Date to but excluding the Conversion Date. In addition to the foregoing, on the Conversion Date, the Applicable Spread shall increase by .5% over the then current Applicable Spread and increase .5% on each third Monthly Anniversary following the Conversion Date.

                 "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease, assignment, transfer or other disposition for value (including, without limitation, pursuant to any amalgamation, merger or consolidation or pursuant to any sale-and-leaseback transaction) by the Company or by any of its Subsidiaries to any Person other than the Company or any of its wholly-owned Subsidiaries (any such transaction, a "disposition") of (i) any of the stock of any of the Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Company or of any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of the Company or of any of its Subsidiaries; excluding (a) any disposition of Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company or the lease or sub-lease of any real or personal property in the ordinary course of business and (b) any disposition of stock or assets in any single transaction or related series of transactions the aggregate value of which is equal to $250,000 or less.

                 "Available Cash Flow" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) Consolidated Tax Expense, (iv) depreciation, (v) amortization and (vi) all other non-cash charges deducted in the calculation of Consolidated Net Income (but excluding any non-cash charges related to the items described in clauses (i) through (v) of the definition of "Consolidated Net Income") for the period as to which the computation of Available Cash Flow is made, all as determined in accordance with GAAP.

                 "Bank Indebtedness" means any and all obligations of every nature of the Guarantors, the Company and its Subsidiaries under or in respect of the Senior Credit Facilities whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

                 "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

                 "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

                 "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of that Board.

                 "Bridge Loan Commitment" means the commitment of the Lenders to make the Bridge Loan as set forth in Section 2.1A.

                 "Bridge Loan" means, collectively, the loans made by the Lenders pursuant to Section 2.1A.

                 "Bridge Notes" has the meaning ascribed to such term in
Section 2.1D.

                 "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York, New York or the State of California or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

                 "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

                 "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

                 "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, without limitation, each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                 "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P's or Moody's; and (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P's or Moody's; and (vi) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above.

                 "Cash Flow Leverage Ratio" means the ratio of (i) the sum of the aggregate outstanding principal amount of all Indebtedness of the Company and its Subsidiaries determined as of the date of such calculation on a consolidated basis in accordance with GAAP to (ii) Available Cash Flow of the Company and its Subsidiaries determined on a consolidated basis for the period of such calculation.

                 "Cash Proceeds" means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise (other than the portion of such deferred payment constituting interest, which shall be deemed not to constitute Cash Proceeds) but only as and when so received) received from such Asset Sale.

                 "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) the Permitted Holders, individually or in the aggregate, shall cease to beneficially own (within the meaning of Rule 13d-3 under the Exchange
Act), directly or indirectly, Voting Stock representing at least 40% (or at any time that the Company's Cash Flow Leverage Ratio for the Company's most recently ended two full fiscal quarters for which internal financial statements are available as determined on a pro forma basis in accordance with the last paragraph of Section 6.1 hereof is less than 3.5 to 1, 25%) of the total voting power of all Voting Stock of the Company; (iv) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of Voting Stock representing more than 20% of the total voting power of all Voting Stock of the Company; (v) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least two-thirds of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or (vi) the occurrence of any "Change of Control" as defined in the Senior Subordinated Indenture or the indenture pursuant to which any Demand Take-Out Notes are issued.

                 "Change of Control Date" has the meaning ascribed to such term in Section 2.5A(iv).

                 "Change of Control Offer" has the meaning ascribed to such term in Section 2.5A(iv).

                 "Closing Date" means the date on or before September 30, 1996 on which the Bridge Loan is made and the conditions set forth in Section 3.1 are satisfied or waived in accordance with
Section 12.6.

                 "Closing Date Guarantor" means the following entity which will become a Guarantor hereunder on the Closing Date: New York Subways Advertising Co., Inc., an Arizona corporation.

                 "Commission" means the Securities and Exchange Commission.

                 "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

                 "Company" has the meaning ascribed to such term in the introduction to this Agreement.

                 "Company Common Stock" means the common stock, par value $.01 per share, of the Company.

                 "Compliance Certificate" means a certificate substantially in the form of Exhibit III annexed hereto delivered to the Agent by the Company pursuant to Section 5.1(iv)(b).

                 "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the total interest expense of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount, non-cash interest payments and the interest component of Capitalized Lease Obligations), whether paid or accrued, to the extent such expense was deducted in computing the Consolidated Net Income of such Person, and (ii) all dividends paid or declared during such period on any preferred stock of such Person and its Subsidiaries.

                 "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the net income of any other Person in which such Person or any of its Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its Subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such Person or such Subsidiary by such other Person during such period; (b) the net income of any Subsidiary of such Person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction would prevent the payment of an amount that otherwise could have been paid to such Person or to a Subsidiary of such Person not subject to any Payment Restriction; and (c) there shall be excluded (i) the net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) all gains and losses realized on any Asset Sale (without regard to the $250,000 threshold set forth in the definition of Asset Sale), (iii) all gains and losses realized on the purchase or other acquisition by such Person or any of its Subsidiaries of any Securities of such Person or any of its Subsidiaries,
(iv) all other net extraordinary gains, and (v)(A) all non-cash charges (provided, however, that any cash payments actually made with respect to the liabilities for which such charges were created shall be deducted from Consolidated Net Income in the period when made) and (B) all deferred financing costs written off in connection with the early extinguishment of any Indebtedness, in each case, incurred by the Company or any of its Subsidiaries in connection with the Transactions.

                 "Consolidated Net Worth" means, as at any date of determination, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of the Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

                 "Consolidated Tax Expense" means, for any Person, for any period, the aggregate income tax expense of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, excluding, however, the income tax expense of such Person attributable to a disposition of assets the gain from which is excluded form the calculation of "Consolidated Net Income," but only to the extent such income tax expense does not exceed the cash portion of the consideration received by such Person in connection with the disposition of such assets.

                 "Contested Claim" means any Tax, Indebtedness or other claim or liability (i) the validity or amount of which is being diligently contested in good faith, (ii) for which adequate reserve, or other appropriate provision, if any, as required in conformity with GAAP shall have been made, and (iii) with respect to which any right to execute upon or sell any assets of the Company or of any of its Subsidiaries has not matured or has been and continues to be effectively enjoined, superseded or stayed.

                 "Contingent Obligation," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                 "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                 "Controlled Group" means (i) a controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code or (ii) a group of trades or businesses under common control, as defined in Section 414(c) of the Internal Revenue Code, of which the Company or any of its Subsidiaries is a part or becomes a part.

                 "Conversion Date" means the one year anniversary of the Closing Date or such later date to which the Conversion Date may be deferred pursuant to Section 3.2D.

                 "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in currency values.

                 "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

                 "Demand Take-Out Notes" means senior subordinated notes of the Company issued under an indenture substantially similar to the Senior Subordinated Indenture the proceeds of which shall be used to repay the Bridge Notes in whole or in part, which Demand Take-Out Notes shall be guaranteed by each entity that guarantees the Bridge Loan.

                 "Denver Disposition" means the sale by the Company of any or all of the outdoor advertising assets of the Company that, prior to the Closing Date, serve the Denver, Colorado market.

                 "Designated Senior Indebtedness" as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness (a) under or in respect of the Senior Credit Facilities, or (b) which at the time of determination exceeds $25,000,000 in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, and (x) unless such designation is prohibited by the Senior Credit Facilities, which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and (y) as to which the Agent has been given written notice of such designation.

                 "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Notes, or (ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final maturity of the Notes; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such final maturity date shall be deemed to be Disqualified Capital Stock.

                 "Dollars" or the sign "$" means the lawful money of the United States of America.

                 "Eligible Assignee" means any "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans or securities as one of its businesses, including, but not limited to, commercial banks, insurance companies, mutual funds and lease financing companies.

                 "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA (i) which is maintained or contributed to by any of the Company or its Subsidiaries or any of their respective ERISA Affiliates or (ii) with respect to which the Company or any of its Subsidiaries retains any liability, including any potential joint and several liability as a result of an affiliation with an ERISA Affiliate or a party that would be an ERISA Affiliate except for the fact the affiliation ceased more than five calendar years prior to the date hereof.

                 "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any response or corrective action, any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case arising under any Environmental Law, including without limitation, relating to, resulting from or in connection with Hazardous Materials and relating to the Company, any of its Subsidiaries or any of their respective properties or predecessors in interest.

                 "Environmental Laws" means the common law and all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section
9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section
1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

                 "Environmental Lien" means a Lien in favor of a Tribunal or other Person (i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Tribunal or other Person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                 "ERISA Affiliate", as applied to any Person, means (i) any corporation which is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or
(o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. ERISA Affiliate shall also include any Person that was an ERISA Affiliate of the Company and its Subsidiaries at any time within the five calendar years immediately preceding the date hereof, but only with respect to any Employee Benefit Plan.

                 "ERISA Event" means (i) a Reportable Event; (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any of the Company or its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any of the Company or its Subsidiaries or any of their respective ERISA Affiliates by reason of the application of Section 4069 of ERISA or Section 4212(c) of ERISA; (vii) the withdrawal by any of the Company or its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any of the Company or its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on any of the Company or its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Sections 409, 502(c),
(i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any of the Company or its Subsidiaries or any of their respective ERISA Affiliates in connection with any such Employee Benefit Plan;
(x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                 "Event of Default" means each of the events set forth in
Section 7.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                 "Exchange Notes" has the meaning ascribed to it in Section 5.10(ii).

                 "Exchange Request" has the meaning ascribed to it in Section 5.10.

                 "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any of the Company or its Subsidiaries or any of their respective predecessors in interest.

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

                 "Funding Guarantor" shall have the meaning provided in Section 10.7.

                 "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Closing Date, except that, for purposes of Section 5.1, such term shall mean such principles in effect from time to time.

                 "Guarantee Obligations" shall have the meaning provided in
Section 11.1.

                 "Guarantees" means, collectively, the guarantees delivered to the Lenders by the Guarantors pursuant to Section 10 which are evidenced by notations of guarantee substantially in the form of Exhibit IX hereto.

                 "Guarantor Payment Blockage Period" shall have the meaning provided in Section 11.2.

                 "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the principal of, premium, if any, and interest on and all other obligations with respect to any Indebtedness of such Guarantor, whether outstanding on the Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall include (x) the principal of, premium, if any, and interest on all obligations of every nature of such Guarantor from time to time owed to the lenders under the Senior Credit Facilities, including, without limitation, all obligations with respect to letters of credit and principal of and interest on, and all fees, indemnities and expenses payable under the Senior Credit

Facilities, and all obligations under Interest Rate Agreements (including guarantees thereof) entered into with lenders under the Senior Credit Facilities and their Affiliates, (y) interest accruing thereon subsequent to the occurrence of any Event of Default specified in Sections 7.6 and 7.7 relating to the Guarantors, whether or not the claim for such interest is allowed under any applicable Bankruptcy Law and (z) all deferrals, renewals, extensions, refinancings and restructuring of, and amendments, modifications and supplements to any of the Guarantor Senior Indebtedness described above. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Guarantee of such Guarantor, (b) Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor, (d) Indebtedness which is represented by Disqualified Capital Stock, (e) obligations for goods, materials or services purchased in the ordinary course of business or obligations consisting of trade payables, (f) Indebtedness of or amounts owed by such Guarantor for compensation to employees or for services rendered to such Guarantor, (g) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (h) Indebtedness of such Guarantor representing a guarantee of Subordinated Indebtedness or Pari Passu Indebtedness of the Company or any other Guarantor, (i) Indebtedness of such Guarantor to a Subsidiary of the Company and (j) that portion of any Indebtedness (other than Indebtedness described in clause (x) of the second sentence of this definition which relates to reimbursement obligations (whether in the form of loans or otherwise) under letters of credit with respect to drawings made thereunder and not yet reimbursed) which is incurred by such Guarantor in violation of this Agreement.

                 "Guarantors" means (i) each of the Subsidiary Guarantors, (ii) the Closing Date Guarantor and (iii) each of the Company's Subsidiaries which becomes a Subsidiary Guarantor pursuant to Section 6.17 hereof.

                 "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto;
(ii) any oil, petroleum, petroleum fraction or petroleum derived substance;
(iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to human health or safety or the environment.

                 "Houston Disposition" means the sale by the Company of any or all of the assets representing outdoor advertising assets serving the Houston, Texas market prior or subsequent to the Closing Date.

                 "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall only be deemed to be an Incurrence of Indebtedness if and to the extent such amendment, modification or waiver (i) increases the principal thereof or interest rate or premium payable thereon or
(ii) changes to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed; provided, further, that any Indebtedness of a Person existing at the time such Person becomes (after the Closing Date) a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary of the Company.

                 "Indebtedness" means, with respect to any Person, (i) all indebtedness, obligations and liabilities of such Person for borrowed money or for reimbursement of any obligor on any letter of credit with respect to drawings made thereunder and not yet reimbursed, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, of such Person, (iv) any indebtedness, obligation or liability of such Person owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness, obligations and liabilities secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person except that "Indebtedness" shall not include trade payables and accrued liabilities Incurred in the ordinary course of business for the purchase of goods or services which are not secured by a Lien other than a Permitted Encumbrance and obligations under Interest Rate Agreements and Currency Agreements (which constitute Contingent Obligations, not Indebtedness), (vi) guarantees of such Person in respect of Indebtedness of other Persons and (vii) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

                 "indemnified liabilities" has the meaning ascribed to such term in Section 12.4.

                  "Indemnitees" has the meaning ascribed to such term in
Section 12.4.

                 "Independent Financial Advisor" means an accounting, appraisal, investment banking or consulting firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.

                 "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of the Company as currently conducted that are material to the condition (financial or otherwise), business or operations of the Company and its Subsidiaries, taken as a whole.

                 "Intercompany Indebtedness" means any Indebtedness of the Company or any Subsidiary of the Company which, in the case of the Company, is owing to any wholly-owned Subsidiary of the Company and which, in the case of any such Subsidiary, is owing to the Company or any wholly-owned Subsidiary of the Company; provided, however, that if as of any date any Person other than the Company or a wholly-owned Subsidiary of the Company or any lender under the Senior Credit Facilities owns or holds such Indebtedness, or holds any Lien in respect thereof, such Indebtedness shall no longer be Intercompany Indebtedness permitted to be Incurred pursuant to Section 6.1(vi).

                 "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

                 "Interest Rate Determination Date" means, with respect to any Monthly Period, the second Business Day on which banks in New York and London are open prior to the first Business Day of such Monthly Period.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.

                 "Investment" means (i) any direct or indirect purchase or other acquisition of, or of a beneficial interest in, any Securities of any other Person or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), extension of credit or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                 "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, however, that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

                 "Laws" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality or Tribunal, and "Law" means each of the foregoing.

                 "Lenders" has the meaning ascribed to that term in the introduction to this Agreement and shall include any assignee of any Loan, Note or Loan Commitment to the extent of such assignment.

                 "LIBOR Rate" means the rate determined on the basis of the offered rates for deposits in U.S. Dollars for a period of three months which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Interest Rate Determination Date for such Monthly Period. If at least two rates appear on the Reuters Screen LIBO Page, the rate for such Monthly Period will be the arithmetic mean of such rates rounded upwards, if necessary, to the nearest 1/16 of 1%. If fewer than two rates appear on the Reuters Screen LIBO Page, then such rate shall equal the arithmetic mean (rounded upward to the nearest 1/16 of 1%) of the interest rates per annum at which deposits in U.S. Dollars for a period of three months are offered by CIBC or its designee at approximately 11:00 a.m., London time, on such Interest Rate Determination Date to first class banks in the London interbank market.

                 "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                 "Litigation" means any action, suit, proceeding, claim, lawsuit and/or investigation conducted or threatened by or before any Tribunal.

                 "Loan Commitment" means the Bridge Loan Commitment and the Term Loan Commitment.

                 "Loan Documents" means this Agreement, the Bridge Notes, the Term Notes, the Guarantees, the Senior Subordinated Indenture, the Exchange Notes and the Registration Rights Agreement.

                 "Loans" means the Bridge Loan and the Term Loan as each may be outstanding.

                 "Margin Stock" has the meaning assigned to that term in Regulation U and Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

                 "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, after giving effect to the Acquisition or (ii) the material impairment of the ability of the Company and its Subsidiaries after giving effect to the Acquisition to perform, or the material impairment of the ability of the Agent or Lenders to enforce, the Obligations.

                 "Material Subsidiary" means, with respect to any accounting period, any Subsidiary of the Company (i) whose revenues constitute greater than 10% of the aggregate dollar value of the revenues of the Company and its Subsidiaries, taken as a whole, for such accounting period or (ii) the fair market value of whose assets at any time during such accounting period is greater than 10% of the fair market value of all of the assets of the Company and its Subsidiaries at such time.

                 "Maximum Cash Interest Rate" means an interest rate of 15% per annum; provided that in computing such interest rate, fees paid to the Lenders shall not be deemed an interest payment.

                 "Monthly Anniversary" has the meaning ascribed to such term in
Section 1.3.

                 "Monthly Period" shall mean the period commencing on the 15th calendar day of each month, if such day is a Business Day, or the first Business Day succeeding the 15th calendar day of each month and ending on the day next preceding the first Business Day of the following Monthly Period; provided, however, that the first Monthly Period shall commence on the Closing Date.

                 "Multiemployer Plan" means a Pension Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                 "Net Cash Proceeds" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including (i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale or within two years of any installment payment with respect to such Asset Sale,
(ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on, any Indebtedness that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (iii) reasonable and customary brokerage, legal and other expenses incurred in connection with such Asset Sale.

                 "Non-payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to act to accelerate the maturity of any Designated Senior Indebtedness.

                 "Notes" means, collectively, the Bridge Notes and the Term
Notes.

                 "Notice of Borrowing" means a notice substantially in the form of Exhibit IV-A annexed hereto with respect to a proposed borrowing.

                 "Notice of Conversion" means a notice substantially in the form of Exhibit IV-B annexed hereto with respect to a proposed conversion.

                 "Obligations" means all obligations of every nature of the Company from time to time owed to the Lenders and the Agent under the Loan Documents, whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

                 "Offer Payment Date" has the meaning ascribed to such term in
Section 2.5A(iv).

                 "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of the Company.

                 "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by two Officers; provided, however, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of the Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                 "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                 "Original Bridge Notes" has the meaning ascribed to such term in Section 2.1D.

                 "Original Term Notes" has the meaning ascribed to such term in
Section 2.2E.

                 "Other Taxes" has the meaning ascribed to such term in Section 12.19.

                 "Pari Passu Indebtedness" means, with respect to the Company or any Guarantor, Indebtedness of such Person which ranks pari passu in right of payment to the Loans or the Guarantee of such Guarantor, as the case may be.

                 "Payment Blockage Period" has the meaning ascribed to such term in Section 8.2(b).

                 "Payment Default" means any default in the payment of principal, premium, if any, or interest on any Designated Senior Indebtedness beyond any applicable grace period with respect thereto.

                 "Payment Office" shall mean the office of the Agent located at 425 Lexington Avenue, New York, New York, 10017 or such other office as the Agent may designate to the Company and the Lenders from time to time.

                 "Payment Restriction" has the meaning ascribed to such term in
Section 6.8.

                 "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

                 "Pension Plan" means an Employee Benefit Plan which is subject to the provisions of Title IV of ERISA.

                 "Permits" has the meaning ascribed to such term in Section
4.20.

                 "Permitted Asset Swap" means the exchange, in the ordinary course of the outdoor advertising business, of any interest of the Company or any of its Subsidiaries in any Advertising Display or Displays for a similar interest in an Advertising Display or Displays of a Person other than the Company or such Subsidiary; provided that (i) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of the Advertising Display or Displays being transferred by the Company or such Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of the Advertising Display or Displays received by the Company or such Subsidiary in such exchange and (ii) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of all Advertising Displays transferred by the Company and its Subsidiaries in connection with exchanges in any period of twelve consecutive months shall not exceed $500,000.

                 "Permitted Encumbrances" means (i) Liens granted to secure the Bank Indebtedness and the Obligations hereunder and obligations under Interest Rate Agreements entered into with lenders under the Senior Credit Facilities and their Affiliates; (ii) Liens existing on the Closing Date set forth on Schedule D (which Schedule D may be updated on the Closing Date; provided that such additional Liens are reasonably acceptable to the Lenders) hereto to the extent and in the manner such Liens are in effect on the Closing Date; (iii) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.3; (iv) statutory Liens of landlords and banks and rights of offset, and Liens of carriers, warehousemen, workmen, repairmen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, utility payments, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (vi) any attachment or judgment Lien not constituting an Event of Default; (vii) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (viii) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (ix) any
(a) interest or title of a lessor or sublessor (other than the Company or any of its Subsidiaries) under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including without limitation ground leases or other prior leases of the demised premises, mortgages, mechanics liens, tax liens, and easements), or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b); (x) Liens arising from filing UCC financing statements for precautionary purposes relating solely to true leases of personal property permitted by this Agreement under which the Company or any of its Subsidiaries is a lessee; (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xii) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (xiii) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its Subsidiaries; (xiv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (xv) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business in accordance with past practices; (xvii) Liens to secure Permitted Refinancing Indebtedness to the extent the Indebtedness Refinanced was secured and such Liens do not extend to any property other than the property which was subject to the Lien under the Indebtedness being Refinanced; (xviii) Liens on assets of the Company securing Indebtedness which would constitute Senior Indebtedness but for the provisions of clause (c) in the third sentence of the definition of Senior Indebtedness and Liens on assets of a Subsidiary Guarantor securing Indebtedness which would constitute Guarantor Senior Indebtedness but for the provisions of clause (c) in the third sentence of the definition of Guarantor Senior Indebtedness; and
(xix) Liens to secure Senior Indebtedness or Guarantor Senior Indebtedness.

                 "Permitted Holders" means William S. Levine, Arthur R. Moreno, any trust solely for the benefit of Messrs. Levine and Moreno or their respective immediate family members, or any partnership all the ownership interests in which are beneficially owned or controlled by any of the foregoing; provided that with respect to any such trust or partnership either Mr. Levine or Mr. Moreno shall at all times have the exclusive power to direct the voting of the shares of Voting Stock of the Company held by such trust or partnership.

                 "Permitted Indebtedness" has the meaning ascribed to such term in Section 6.1.

                 "Permitted Investments" means (a) Investments in cash and Cash Equivalents; (b) Investments by the Company or by any Subsidiary of the Company in any Person that is or will become immediately after such Investment a wholly-owned Subsidiary of the Company that either (I) has not Incurred (and will not Incur as a result of or in connection with such transaction) any Indebtedness (other than Indebtedness permitted to be Incurred by such Subsidiary under Section 6.1) or (II) is a Subsidiary Guarantor; provided, however, that (x) such Investment shall be a Permitted Investment only for so long as any such Subsidiary in which the Investment has been made meets the conditions set forth above and (y) no Investment in any such Person or Subsidiary (including any transaction pursuant to which any Person becomes a Subsidiary of the Company) will be a Permitted Investment if and for so long as such Subsidiary is or would be subject to any Payment Restriction; (c) any Investments in the Company by any Subsidiary of the Company; provided, however, that any Indebtedness of the Company for payment in respect of such Investment is subordinated in right of payment, pursuant to a written agreement, to the Company's Obligations at least to the same extent and in the same manner as the Loans are subordinated to the Bank Indebtedness; (d) Investments made by the Company or by its Subsidiaries out of the Net Cash Proceeds of an Asset Sale made in compliance with Section 2.5A(ii)(a); and (e) Intercompany Indebtedness by and between the Company and its Subsidiaries.

                 "Permitted Refinancing Indebtedness" means (A) any Refinancing by the Company of Indebtedness of the Company or of its Subsidiaries (other than Indebtedness Incurred or outstanding pursuant to clauses (ii), (iv) and
(v) of Section 6.1) and (B) any Indebtedness incurred pursuant to a Refinancing by any Subsidiary of the Company of Indebtedness Incurred by such Subsidiary (other than Indebtedness Incurred or outstanding pursuant to clauses (ii), (iv) and (v) of Section 6.1), in the case of each of (A) and (B), that does not (1) result in an increase in the total of the aggregate principal amount of the Indebtedness of such Person being Refinanced as of the date of such proposed Refinancing (if such Indebtedness that is Refinancing the existing Indebtedness is issued at a price less than 100% of the principal amount thereof, an increase shall not be deemed to have occurred unless the gross proceeds of such Indebtedness that is Refinancing the existing Indebtedness is in excess of the total of the aggregate principal amount of the Indebtedness being Refinanced as of the date of such proposed Refinancing) or (2) create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to

Maturity of the Indebtedness being Refinanced; provided, however, that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior in right of payment to the Loans or if recourse in respect of the Indebtedness being Refinanced is limited in any respect, then such Indebtedness proposed to be Incurred to Refinance the existing Indebtedness shall be subordinate in right of payment to the Loans and recourse with respect thereto, as the case may be, shall be limited at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                 "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                 "PIK Interest Amount" has the meaning ascribed to such term in
Section 2.3B.

                 "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

                 "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights (as compared to any other Capital Stock of such Person) with respect to dividends or redemptions or upon liquidation.

                 "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                 "Real Property Assets" means interests in land, buildings, improvements, and fixtures attached thereto or used in the operation thereof, in each case owned or leased (as lessee) by the Company or its Subsidiaries.

                 "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund or defease, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                 "Registration Rights Agreement" means a registration rights agreement substantially in the form of Exhibit VI annexed hereto (with such changes therein as the Agent and the Company shall approve).

                 "Related Business Investment" means (i) any Investment by a Person in any other Person a majority of whose revenues are derived from the operation of any line of business engaged in by the Company or any of its Subsidiaries as of the Closing Date and (ii) any capital expenditure or Investment, in each case reasonably related to the business of the Company and its Subsidiaries as it is conducted as of the Closing Date and as such business may thereafter evolve or change.

                 "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                 "Reportable Event" has the meaning set forth in Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan, but excluding any event for which the 30-day notice requirement has been waived by applicable regulations of the PBGC.

                 "Required Lenders" means Lenders holding in the aggregate more than 50% of the outstanding principal amount of Notes.

                 "Restricted Payment" has the meaning ascribed to such term in
Section 6.3.

                 "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                 "Senior Credit Facilities" means the Second Amended and Restated Credit Agreement dated as of July 9, 1996 among the Company, the several lenders from time to time parties thereto and CIBC, as administrative agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                 "Senior Indebtedness" means for any Person the principal of, premium, if any, and interest on and all other obligations with respect to any Indebtedness of such Person, whether outstanding on the Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Loans. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (x) the principal of, premium, if any, and interest on all obligations of every nature of the Company from time to time owed to the lenders under the Senior Credit Facilities, including, without limitation, all obligations in respect of letters of credit and principal of and interest on and all fees, indemnities, and expenses payable under the Senior Credit Facilities, and all obligations under Interest Rate Agreements (including guarantees thereof) entered into with lenders under the Senior Credit Facilities and their Affiliates, (y) interest accruing thereon subsequent to the occurrence of any Event of Default specified in Sections 7.6 and 7.7 relating to the Company, whether or not the claim for such interest is allowed under any applicable Bankruptcy Law and (z) all deferrals, renewals, extensions, refinancings and restructuring of, and amendments, modifications and supplements to any of the Senior Indebtedness described above. Notwithstanding the foregoing, "Senior Indebtedness" of any Person shall not include (a) Indebtedness evidenced by the Loans, the Exchange Notes or the Take-Out Securities, (b) Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of such Person, (c) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to such Person, (d) Indebtedness which is represented by Disqualified Capital Stock,
(e) obligations for goods, materials or services purchased in the ordinary course of business or obligations consisting of trade payables, (f) Indebtedness of or amounts owed by such Person for compensation to employees or for services rendered such Person, (g) any liability for federal, state, local or other taxes owed or owing by such Person, (h) Indebtedness of such Person to a Subsidiary of such Person and (i) that portion of any Indebtedness (other than Indebtedness described in clause (x) of the second sentence of this definition which relates to reimbursement obligations (whether in the form of loans or otherwise) under letters of credit with respect to drawings made thereunder and not yet reimbursed) which is incurred by such Person in violation of this Agreement.

                 "Senior Notes" means the Company's 10-3/4% Senior Notes due
2003.

                 "Senior Officers" means each of the Chief Executive Officer, Senior Vice President and Chief Financial Officer of the Company.

                 "Senior Preferred Stock" means the Company's Senior Increasing Rate Redeemable PIK Preferred Stock, par value $1.00 per share.

                 "Senior Subordinated Indenture" means an indenture between the Company and a trustee substantially in the form of Exhibit V annexed hereto (with such changes therein as the Agent and the Company shall approve, and, at such time as notes issued thereunder are sold in a public offering, with other appropriate changes to reflect such public offering), as the same may at any time be amended, modified and supplemented and in effect.

                 "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor which is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

                 "Subsequent Bridge Note" has the meaning ascribed to such term in Section 2.1D.

                 "Subsequent Term Note" has the meaning ascribed to such term in Section 2.2E.

                 "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereto is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                 "Subsidiary Guarantors" means each of the following subsidiaries of the Company who are executing this Agreement: OS Baseline, Inc., an Arizona corporation; Outdoor Systems Painting, Inc., an Arizona corporation; OS Advertising of Texas Painting, Inc., a Texas corporation; Decade Communications Group, Inc., a Colorado corporation; and Bench Advertising Company of Colorado, Inc., a Colorado corporation.

                 "Take-Out Banks" has the meaning ascribed to such term in
Section 5.9.

                 "Take-Out Securities" means any Securities of the Company and/or the Guarantors the proceeds of which are used to repay the Notes in full and any Securities of the Company and/or the Guarantors issued in accordance with Section 6.14 the proceeds of which are used to Refinance the Notes in part, including, without limitation, the Demand Take-Out Notes.

                 "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest penalties, from time to time or at any time imposed by any Law or any Tribunal.

                 "Tender Offer" means a cash tender offer for up to all, but not less than a majority, of the Senior Notes, together with a related consent solicitation of certain amendments to the indenture governing the Senior Notes to permit consummation of the Transactions.

                 "Term Loan Commitment" has the meaning ascribed to such term in Section 2.2A.

                 "Term Notes" has the meaning ascribed to such term in Section 2.2E.

                 "Transactions" shall mean, collectively, (i) the Acquisition,
(ii) the incurrence of the term loans and the revolving loans drawn down on the Closing Date under the Senior Credit Facilities, (iii) the incurrence of the Loans hereunder on the Closing Date, (iv) the repayment of all Indebtedness and other obligations of the Company and its Subsidiaries (except for Indebtedness listed on Schedule B hereto), (v) the Tender Offer, (vi) the issuance of the Senior Preferred Stock, (vii) any other transaction on the Closing Date contemplated in relation to the foregoing and (viii) the payment of fees and expenses in connection with the foregoing.

                 "Transaction Costs" means the fees, costs and expenses payable by the Company pursuant hereto and other fees, costs and expenses payable by the Company or a Subsidiary of the Company in connection with the Transactions.

                 "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

                 "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                 "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

                 "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

                 "wholly-owned Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which 100% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other wholly-owned Subsidiaries of that Person or a combination thereof.

                 1.2  Accounting Terms

                 For the purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

                 1.3  Other Definitional Provisions; Anniversaries

                 Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. For purposes of this Agreement, a monthly anniversary of the Closing Date (each, a "Monthly Anniversary") shall occur on the same day of the applicable month as the day of the month on which the Closing Date occurred; provided, however, that if the applicable month has no such day (i.e., 29, 30 or 31), the monthly anniversary shall be deemed to occur on the last day of the applicable month.


SECTION 2  AMOUNT AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES

                 2.1  Bridge Loan and Bridge Note

                 A. Bridge Loan Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lenders hereby agree to lend to the Company on the Closing Date $240,000,000 (subject to reduction as provided in Section 3.1(W)) in the aggregate (the "Bridge Loan"), each such Lender committing to lend the amount set forth next to such Lender's name on the signature pages hereto. The Lenders' commitments to make the Bridge Loan to the Company pursuant to this Section 2.1A are herein called individually, the "Bridge Loan Commitment" and collectively, the "Bridge Loan Commitments."

                 B. Notice of Borrowing. When the Company desires to borrow under this Section 2.1, it shall deliver to the Agent a Notice of Borrowing no later than 11:00 A.M. (New York time), at least two Business Days in advance of the Closing Date or such later date as shall be agreed to by the Agent. The Notice of Borrowing shall specify the applicable date of borrowing (which shall be a Business Day). Upon receipt of such Notice of Borrowing, the Agent shall promptly notify each Lender of its share of the Bridge Loan and the other matters covered by the Notice of Borrowing.

                 C. Disbursement of Funds. (a) No later than 12:00 Noon (New York time) on the Closing Date, each Lender will make available its pro rata share of the Bridge Loan requested to be made on such date in the manner provided below. All amounts shall be made available to the Agent in U.S. dollars and immediately available funds at the Payment Office and the Agent promptly will make available to the Company by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to the Agent its portion of the Bridge Loan to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent, in reliance upon such assumption, shall make available to the Company a corresponding amount. Notwithstanding the receipt of the notification set forth in the immediately preceding sentence, the Agent shall loan to the Company the entire amount of the Bridge Loan. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made available same to the Company, the Agent shall be entitled to recover such corresponding amount from such Lender but not from the Company. The Agent shall be entitled to recover from the Lender but not the Company, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Company to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the overnight Federal Funds Rate.

                 (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Bridge Loan Commitment hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

                 D. Bridge Notes. The Company shall execute and deliver to each Lender on the Closing Date a Bridge Note dated the Closing Date substantially in the form of Exhibit I annexed hereto to evidence the portion of the Bridge Loan made on such date by such Lender and with appropriate insertions ("Original Bridge Notes"). On each interest payment date prior to the Conversion Date on which the Company elects to pay a PIK Interest Amount pursuant to Section 2.3B, the Company shall execute and deliver to each Lender on such interest payment date a Bridge Note dated such interest payment date substantially in the form of Exhibit I annexed hereto in a principal amount equal to such Lender's pro rata portion of such PIK Interest Amount and with other appropriate insertions (each a "Subsequent Bridge Note" and, together with the Original Bridge Notes, the "Bridge Notes"). A Subsequent Bridge Note shall bear interest from the date of its issuance at the same rate borne by all Bridge Notes.

                 E. Scheduled Payment of Bridge Loan. Subject to Section 2.2, the Company shall pay in full the outstanding amount of the Bridge Loan and all other Obligations owing hereunder no later than the Conversion Date.

                 F. Termination of Bridge Loan Commitment. The Bridge Loan Commitment hereunder shall terminate on the earliest of (i) the date on which the Company informs the Lenders that it has decided not to proceed with the Acquisition if the Acquisition Agreement has not been executed, (ii) the date on which the Acquisition Agreement is terminated in accordance with its terms or (iii) September 30, 1996 if the Bridge Loan is not made on or before such date. The Company shall have the right, without premium or penalty, to reduce or terminate the Bridge Loan Commitment of the Lenders hereunder at any time.

                 G. Pro Rata Borrowings. The Bridge Loan made under this Agreement shall be made by the Lenders pro rata on the basis of their respective Bridge Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of the Bridge Loan hereunder and that each Lender shall be obligated to make its portion of the Bridge Loan hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

                 2.2  Term Loan and Term Note

                 A. Term Loan Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lenders hereby agree, on the Conversion Date, upon the request of the Company, to convert the then outstanding principal amount of the Bridge Notes into a term loan (the "Term Loan"), such Term Loan to be in the aggregate principal amount of the then outstanding principal amount of the Bridge Notes. The Lenders' commitments under this
Section 2.2A are herein called collectively, the "Term Loan Commitment."

                 B. Notice of Conversion/Borrowing. If the Company has not repaid the Bridge Loan in full on or prior to the Conversion Date, then the Company shall convert the then outstanding principal amount of the Bridge Notes into a Term Loan under this Section 2.2. The Company shall deliver to the Lenders a Notice of Conversion no later than 11:00 A.M. (New York time), at least two Business Days in advance of the Conversion Date. The Notice of Conversion shall specify the principal amount of the Bridge Notes outstanding on the Conversion Date to be converted into a Term Loan.

                 C. Making of Term Loan. Upon satisfaction or waiver of the conditions precedent specified in Section 3.2 hereof, each Lender shall extend to the Company the Term Loan to be issued on the Conversion Date by such Lender by cancelling on its records a corresponding principal amount of the Bridge Notes held by such Lender, which corresponding principal amount of the Bridge Notes shall be satisfied by the conversion into a Term Loan in accordance with this Section 2.2.

                 D. Maturity of Term Loan. The Term Loan shall mature and the Company shall pay in full the outstanding principal amount thereof and accrued interest thereon on the tenth anniversary of the Closing Date (the "Maturity Date").

                 E. Term Notes. The Company, as borrower, shall execute and deliver to each Lender on the Conversion Date a Term Note dated the Conversion Date substantially in the form of Exhibit II annexed hereto to evidence the Term Loan made on such date, in the principal amount of the Bridge Notes held by such Lender on such date and with other appropriate insertions (collectively the "Original Term Notes"). On or after the Conversion Date, on each interest payment date on which the Company elects to pay a PIK Interest Amount pursuant to Section 2.3B, the Company shall execute and deliver to each Lender on such interest payment date a Term Note dated such interest payment date substantially in the form of Exhibit II annexed hereto in a principal amount equal to such Lender's pro rata portion of such PIK Interest Amount and with other appropriate insertions (each a "Subsequent Term Note" and, together with the Original Term Notes, the "Term Notes"). A Subsequent Term

Note shall bear interest from the date of its issuance at the same rate borne by all Term Notes.

                 2.3  Interest on the Loans

                 A. Rate of Interest. (i) The Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise) for each Monthly Period at a rate per annum equal to the Applicable Rate for such period plus the Applicable Spread.

                (ii) Notwithstanding clause (i) of this Section 2.3A or any other provision herein, in no event will the combined sum of interest (cash or otherwise) on the Loans exceed 20.00% per annum.

                 B. Interest Payments. Interest shall be payable (i) with respect to the Bridge Loan, in arrears on October 15, 1996, January 15, 1997, April 15, 1997, July 15, 1997, and upon any prepayment of the Bridge Loan (to the extent accrued on the amount being prepaid) and at maturity of the Bridge Loan in respect of any amounts paid on such date and not converted to Term Loans and (ii) with respect to the Term Loan, in arrears on each October 15, January 15, April 15 and July 15 of each year, commencing on the first of such dates to follow the Conversion Date, upon any prepayment of the Term Loan (to the extent accrued on the amount being prepaid) and at maturity of the Term Loan; provided, however, that if, on any interest payment date, the interest rate borne by the Bridge Loan or the Term Loan, as the case may be, exceeds the Maximum Cash Interest Rate, the Company may pay all or a portion of the interest payable in excess of the Maximum Cash Interest Rate by issuance of Subsequent Bridge Notes or Subsequent Term Notes, as the case may be, in an aggregate principal amount equal to the amount of such interest being so paid (the "PIK Interest Amount").

                 C. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payment on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Loans.

                 D. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on the Loans, the date of the making of the Loans shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                 2.4  Fees

                 The Company agrees to pay to the Agent for the accounts of the Lenders the following fees:

                 (a) a commitment fee (the "Commitment Fee") in an amount equal to 1.5% of the full amount of the Bridge Loan Commitments which shall be earned and due and payable upon execution of this Agreement; and

                 (b) a takedown fee (the "Takedown Fee") in an amount equal to 1.5% of the principal amount of the Bridge Loan borrowed payable at the time of such borrowing.

                 Once paid, the fees shall not be refundable under any circumstances and, in the case of the Commitment Fee, shall be payable whether or not any Bridge Loans are made. Notwithstanding the foregoing, (i) if the entire principal amount of the Bridge Loan is repaid prior to the 90th day following the Closing Date, the Lenders shall return to the Company 50% of the Takedown Fee received pursuant to clause (b) of the immediately preceding paragraph and (ii) if the Bridge Loans are not made on the Closing Date solely due to the Lenders' breach of this Agreement, then the Lenders will return to the Company the Commitment Fee received pursuant to clause (a) of the immediately preceding paragraph. All fees (and refunds thereof, if any) payable hereunder shall be paid in immediately available funds.

                 2.5  Prepayments and Payments

                 A.       Prepayments

                 (i) Voluntary Prepayments. The Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the Agent at any time and from time to time, prepay the Loans made to the Company without penalty or premium and in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; provided that unless Loans are to be prepaid in full, such voluntary prepayments shall not result in the aggregate amount of the Loans outstanding being less than $100,000,000 or shall not be made at time when the aggregate amount of the Loans outstanding is less than $100,000,000; provided, however, that after the Conversion Date, the Loans will be redeemable at the option of the Company, in whole or in part, at any time at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning on the anniversaries of the Closing Date (excluding the Conversion Date in the case of the 12-month period beginning on the 1st anniversary of the Closing Date) indicated below:

Anniversary                                                         Percentage
- -----------                                                         ----------
1st   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        101%
2nd   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        102
3rd   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        103
4th   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        104
5th   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        104
6th   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        103
7th   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        102
8th   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        101
9th   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        100

         Notice of prepayment having been given as aforesaid, the principal amount of the Loans to be prepaid shall become due and payable on the prepayment date. Amounts of the Loans so prepaid may not be reborrowed.

        (ii)     Mandatory Prepayments

         (a) Prepayments from Asset Sales. At any time following receipt by the Company or any Subsidiary of the Company of Cash Proceeds of any Asset Sale occurring after the Closing Date, the Company or any Subsidiary of the Company may use the Net Cash Proceeds of such Asset Sale to (i) prepay the term loans outstanding under the Senior Credit Facilities or (ii) prepay revolving loans outstanding under the Senior Credit Facilities provided that the commitment thereunder is permanently reduced to the extent of the prepayment. Concurrently with the consummation of an Asset Sale, the Company shall deliver to the Agent an Officer's Certificate demonstrating the derivation of Net Cash Proceeds from the gross sales price of such Asset Sale.

         To the extent not used as above, the Company shall, or shall cause its Subsidiaries to, prepay the Loans (without penalty or premium) with the Net Cash Proceeds in excess of $5,000,000 received from any Asset Sale on a date not later than the Business Day next succeeding the 270th day after the consummation of such Asset Sale if and to the extent that such Net Cash Proceeds are not applied by the Company or any Subsidiary of the Company within 270 days to a Related Business Investment.

         (b) Prepayments from Issuances of Securities. Subject to compliance with the terms of the Senior Credit Facilities, concurrently with the receipt by the Company of proceeds from the issuance of Securities, the Company shall prepay the Loans in a principal amount equal to the lesser of the proceeds thereof (net of expenses payable by the Company to any Person other than an Affiliate of the Company in connection with the issuance thereof and net of accrued interest due pursuant to Section 2.5A(iii) as a result of such prepayment) or the aggregate principal amount of the Notes then outstanding; provided that in the case of the issuance of any equity Securities, the Company may, at its option, use the proceeds thereof to repurchase any outstanding shares of Senior Preferred Stock.

         (c) Notice. The Company shall notify the Agent of any prepayment to be made pursuant to this Section 2.5A(ii) at least two Business Days prior to such prepayment date (unless shorter notice is satisfactory to the Required Lenders).

       (iii) Company's Mandatory Prepayment Obligation; Application of Prepayments. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

        (iv)     Mandatory Offer to Purchase Notes.

         (a) Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Lenders shall have the right, in accordance with this Section 2.5A(iv), to require the repurchase of all of the Notes pursuant to an offer to purchase (the "Change of Control Offer") at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued interest thereon to the date of repurchase. Prior to the mailing of the notice to the Agent provided for in paragraphs (b) and (c) below but in any event within 30 days following any Change of Control, the Company hereby covenants to (i) repay in full all Indebtedness under the Senior Credit Facilities or to offer to repay in full all such Indebtedness and to repay the Indebtedness of each lender under the Senior Credit Facilities who has accepted such offer or (ii) obtain the requisite consents under the Senior Credit Facilities to permit the payment of the Notes as provided for in paragraph (d) below. The Company shall first comply with the covenant in the preceding sentence before it shall be required to pay the Notes pursuant to this Section 2.5A(iv).

         (b) The notice to the Agent shall contain all instructions and materials necessary to enable the Lenders to tender Notes.

         (c) Within 30 days following any Change of Control the Company shall mail a notice to the Agent stating:

                 (1) that the Change of Control Offer is being made pursuant to this Section 2.5(A)(iv) and that all Notes validly tendered prior to the expiration date stated in such notice will be accepted for payment;

                 (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Offer Payment Date");

                 (3) that any Note not timely tendered in accordance with such notice will remain outstanding and will continue to accrue interest;

                 (4) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Offer Payment Date unless the Company shall default in the payment of the repurchase price of the Notes;

                 (5) that if a Lender elects to have a Note purchased pursuant to the Change of Control Offer it will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company prior to 5:00 p.m. New York time on the Offer Payment Date;

                 (6) that a Lender will be entitled to withdraw its election if the Company receives, not later than 5:00 p.m. New York time on the Business Day preceding the Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the principal amount of Notes such Lender delivered for purchase, and a statement that such Lender is withdrawing its election to have such Note purchased; and

                 (7) that if Notes are purchased only in part a new Note of the same type will be issued in principal amount equal to the unpurchased portion of the Notes surrendered.

       (d) On or before the Offer Payment Date, the Company shall (i) accept for payment Notes or portions thereof which are to be purchased in accordance with the above, and (ii) deposit at the Payment Office U.S. Legal Tender sufficient to pay the purchase price of all Notes to be purchased. The Agent shall promptly mail to the Lenders whose Notes are so accepted payment in an amount equal to the purchase price unless such payment is prohibited pursuant to Section 8 hereof or otherwise.

         (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to an offer hereunder. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                 B. Manner and Time of Payment. All payments of principal and interest and fees hereunder and under the Notes by the Company shall be made without defense, set-off or counterclaim and in same-day funds and delivered to the Agent, unless otherwise specified, not later than 12:00 Noon (New York time) on the date due at the Payment Office for the account of the Lenders; funds received by the Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day. The Company hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment to be made of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose).

                 C. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be due on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the commitment and other fees hereunder, as the case may be.

                 D. Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Company of the name and address of the transferee of that Note; provided, however, that the failure to make (or any error in the making of) such a notation or to notify the Company of the name and address of such transferee shall not limit or otherwise affect the obligation of the Company hereunder or under such Notes with respect to the Loans and payments of principal or interest on any such Note.

                 2.6  Use of Proceeds

                 A. Bridge Loan. The proceeds of the Bridge Loan shall be applied by the Company, together with borrowings under the Senior Credit Facilities, to pay Transaction Costs, to pay the consideration for the Acquisition, to repurchase Senior Notes pursuant to the Tender Offer, to defease such Senior Notes, in whole or in part, and to repay certain indebtedness of the Company and its Subsidiaries.

                 B. Term Loan. The proceeds of the Term Loan shall be used to cancel any outstanding amount of Bridge Notes converted to Term Notes on such date.

                 C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by the Company in any manner which might cause the borrowing or the application of such proceeds to violate the applicable requirements of Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

SECTION 3  CONDITIONS

                 3.1  Conditions to Bridge Loan

                 The obligation of the Lenders to make the Bridge Loan is subject to prior or concurrent satisfaction of each of the following conditions:

                 A. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agent shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received on behalf of the Lenders the following items, each of which shall be in form and substance satisfactory to the Agent and, unless otherwise noted, dated the Closing Date:

                 1. a certified copy of the Company's, each Guarantor's and any other of the Company's Subsidiaries' charter, together with a certificate of status, compliance, good standing or like certificate with respect to the Company and each Guarantor issued by the appropriate government officials of the jurisdiction of its incorporation and of each jurisdiction in which it owns any material assets or carries on any material business, each to be dated a recent date prior to the Closing Date;

                 2. a copy of the Company's and each Guarantor's and any other of the Company's Subsidiaries' bylaws, certified as of the Closing Date by its Secretary or one of its Assistant Secretaries;

                 3. resolutions of the Company's and each Guarantor's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Loan Documents, the Senior Credit Facilities and any other documents, instruments and certificates required to be executed by the Company or such Guarantor in connection herewith and therewith and approving and authorizing the execution, delivery and payment of the Notes and the consummation of the Transactions, each certified as of the Closing Date by its Secretary or one of its Assistant Secretaries as being in full force and effect without modification or amendment;

                 4. signature and incumbency certificates of the Company's and each Guarantor's officers executing this Agreement and/or the Bridge Notes;

                 5. executed copies of this Agreement and the Bridge Notes substantially in the form of Exhibit I annexed hereto executed in accordance with Section 2.1D drawn to the order of the Lenders and with appropriate insertions;

                 6. an originally executed Notice of Borrowing substantially in the form of Exhibit IV-A annexed hereto, signed by the President or a Vice President of the Company on behalf of the Company in writing delivered to the Agent;

                 7. originally executed copies of one or more favorable written opinions of Powell, Goldstein, Frazer & Murphy, special counsel for the Company and the Guarantors, substantially in the form of
       Exhibit VII annexed hereto and addressed to the Lenders and other special counsel in the jurisdictions of Arizona, Colorado and Texas;

                 8. a certificate of the chief financial officer of the Company stating that, after giving effect to the consummation of the Transactions, the fair saleable value of the assets of the Company and its Subsidiaries will not be less than the probable liability on their debts, that each of the Company and its Subsidiaries will be able to pay its debts as they mature and that each will not have unreasonably small capital to conduct its business;

                 9. true and correct copies of the Acquisition Agreement, which shall not have been amended in any material respect without the Agent's consent and which shall be in full force and effect and each of the conditions to purchase contained therein shall have been satisfied and not waived in any material respect without the Agent's prior written consent;

                 10. (i) executed or conformed copies of the Senior Credit Facilities and any amendments thereto made on or prior to the Closing Date and a copy of each legal opinion delivered in connection with the Senior Credit Facilities, and the terms and provisions of the Senior Credit Facilities and all documents and instruments relating thereto shall be reasonably satisfactory to the Agent, (ii) an Officers' Certificate from the Company that the

       Senior Credit Facilities are in full force and effect on the Closing Date and no material term or condition thereof has been amended, modified or waived from the form most recently provided to the Agent a reasonable time prior to the Closing Date except with the prior written consent of the Agent and (iii) an Officers' Certificate from the Company to the effect that such party has performed or complied with all agreements and conditions contained in the Senior Credit Facilities and any agreements or documents referred to therein required to be performed or complied with by such party on or before the Closing
       Date, and the Company is not in default in the performance or compliance with any of the terms or provisions thereof;

                 11. copies of all documents actually delivered to the lenders and/or agent under the Senior Credit Facilities as a condition to the loans thereunder not otherwise required to be delivered under this Section 3.1;

                 12. a notation of Guarantee, executed and delivered by each Guarantor, dated the Closing Date, substantially in the form of Exhibit IX annexed hereto, as applicable; and

                 13. a copy of all closing documents relating to the Acquisition and all such counterpart originals or certified copies of such documents, instruments, certificates and opinions as the Agent may reasonably request.

                 B. On or before the Closing Date, all authorizations, consents and approvals necessary in connection with the Transactions and, with respect to the Acquisition, such consents and approvals as are contemplated by the Acquisition Agreement shall have been obtained and remain in full force and effect and all applicable waiting periods under Law applicable to the Acquisition shall have expired without any action being taken by any competent authority (including without limitation, any Tribunal).

                 C. On or before the Closing Date, the Senior Credit Facilities shall have been executed and delivered by all parties thereto. No default or event of default shall have occurred under the Senior Credit Facilities, all conditions to borrowing thereunder shall have been satisfied without waiver (except for any written waivers delivered in respect of a condition that in the opinion of the Agent is immaterial) and the Company shall have received the cash proceeds of loans under the Senior Credit Facilities of not more than $460,000,000 on a term basis and shall have available to it a revolving credit facility of not less than $70,000,000, of which, as of the Closing Date and after giving effect to the Transactions, there will be at least $40,000,000 of undrawn availability thereunder (excluding any outstanding letters of credit).

                 D. On or before the Closing Date, all existing Indebtedness of the Company and its Subsidiaries (other than the Indebtedness set forth on Schedule B hereto) shall be repaid in full and all commitments thereunder shall be terminated.

                 E. On or before the Closing Date, the Company shall have paid to the Agent the fees payable on the Closing Date pursuant to Section 2.4.

                 F. Simultaneously with the making of the Bridge Loan by the Lenders, the Company shall have delivered to the Agent an Officers' Certificate from the Company in form and substance satisfactory to the Agent to the effect that (i) the representations and warranties in Section 4 and the representations and warranties of the Company in the Senior Credit Facilities are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Company has performed and complied with in all material respects all covenants and conditions to be performed and observed by the Company on or prior to the Closing Date and (iii) all conditions to the consummation of the Acquisition in the Acquisition Agreement have been satisfied substantially on the terms set forth therein and have not been waived or amended without the Agent's prior written consent.

                 G. Immediately following the making of the Bridge Loan by the Lenders, the Acquisition shall be consummated without the waiver of any conditions precedent thereto except for any waiver approved by the Lenders.

                 H. Neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference has had or has a Material Adverse Effect; there shall not have been any material adverse change or any development involving a prospective material adverse change, which change or prospective change could reasonably be expected to have a Material Adverse Effect.

                 I. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing which would constitute an Event of Default or Potential Event of Default.

                 J. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Lenders from making the Bridge Loan.

                 K. There shall not be pending or, to the knowledge of the Company, threatened any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries which has not been disclosed by the Company in writing to the Agent (and the Agent shall have received on the Closing Date an Officer's Certificate dated the Closing Date attesting to the same) and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in each case, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to restrain, enjoin, delay, prohibit or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Transactions. There shall not be threatened, instituted or pending any action, proceeding or application before or by any Tribunal, or any other Person, domestic or foreign (i) challenging the Transactions or seeking to restrain, delay or prohibit the consummation thereof; (ii) seeking to prohibit or impose material limitations on the Company's ownership or operation of all or any portion of the Company's business or assets (including the business or assets of any Subsidiary of the Company) or to compel the Company to dispose of or hold separate all or any portion of the Company's business or assets (including the business or assets of any Subsidiary of the Company) as a result of the Acquisition; or (iii) seeking to impose any materially adverse conditions upon the Transactions, in each of the foregoing clauses (i), (ii) or
(iii) which could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

                 L. The making of the Bridge Loan in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Board.

                 M. The pro forma consolidated capitalization of the Company and its Subsidiaries, after giving effect to the Transactions, shall be substantially as described on Schedule L hereto, subject to any adjustments contemplated by the Loan Documents, the Senior Credit Facilities and the documentation relating to the purchase of the Senior Preferred Stock.

                 N. The Agent shall have received audited, unaudited and pro forma financial statements meeting the requirements of Regulation S-X under the Securities Act of 1933, as amended, of the Company and each Guarantor.

                 O. The Company shall have received the required consents of the holders of the Senior Notes pursuant to the Tender Offer to permit the consummation of the Transactions and the Bridge Loan Commitment shall, at the Agent's discretion, be reduced by the aggregate principal amount (plus the premium offered) of the Senior Notes not tendered in the Tender Offer unless the Company shall have notified the Lenders, on or before the Closing Date, that it intends to defease all of the outstanding Senior Notes on the Closing Date.

                 3.2  Conditions to Term Loan

                 The obligation of the Lenders to make the Term Loan on the Conversion Date is subject to the prior or concurrent satisfaction or waiver of the following conditions precedent:

                 A. The Agent shall have received in accordance with the provisions of Section 2.2B an originally executed Notice of Conversion.

                 B. The Company or any of its Material Subsidiaries shall not be subject to a Bankruptcy Order or a bankruptcy or other insolvency proceeding and an Event of Default or Potential Event of Default shall not have occurred under Section 7.6, 7.7 or 7.9.

                 C. No Event of Default or Potential Event of Default (whether matured or not) shall have occurred under Section 7.1.

                 D. No Event of Default or Potential Event of Default shall have occurred under Section 7.2; provided that if an event described in this Section 3.2D is continuing at the Conversion Date but 30 days has not passed since the date of written notice of the commencement of such 30-day period from the holder or holders of not less than 25% in aggregate principal amount of the Loans then outstanding (the "Grace Period"), the Conversion Date shall be deferred until the earlier to occur of (x) the cure of such event or
(y) the expiration of such Grace Period.

                 E. On the Conversion Date, the Agent shall have received an Officers' Certificate from the Company dated the Conversion Date and satisfactory in form and substance to the Agent, to the effect that the conditions in this Section 3.2 are satisfied on and as of the Conversion Date.

                 F. The Company shall have executed and delivered to the Agent on the Conversion Date for delivery to the Lenders Term Notes dated the Conversion Date substantially in the form of Exhibit II annexed hereto to evidence the Term Loan, in the principal amount of (which principal amount shall be the aggregate principal amount of the Bridge Loan outstanding on the Conversion Date) the Term Loan and with other appropriate insertions.

                 G. The Company shall have paid any fees owing pursuant to Section 2.4 in cash to the Agent.

                 H. The making of the Term Loan shall not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Board.


SECTION 4  REPRESENTATIONS AND WARRANTIES

                 In order to induce the Lenders to enter into this Agreement and to make the Loans, the Company represents and warrants to the Lenders that, at the time of execution hereof and after consummation of the Transactions, the following statements are true, correct and complete:

                 4.1  Organization and Good Standing; Capitalization

                 (a) Each of the Company and its Subsidiaries is a corporation duly organized and existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which it is doing business, except where failure to be so qualified or in good standing, singly or in the aggregate, has not had and will not have a Material Adverse Effect.

                 (b) All of the Subsidiaries of the Company as of the Closing Date, after giving effect to the Transactions, are identified in Schedule A annexed hereto. The Capital Stock of each of the Company's Subsidiaries identified in Schedule A annexed hereto is, and in the case of any entities that become Subsidiaries of the Company in connection with the Acquisition will be, duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock.

                 (c) As of the date hereof, there are issued and outstanding 12,053,598 shares of Company Common Stock. Such shares of Company Common Stock have been duly and validly issued, fully paid and nonassessable. As of July 22, 1996 after giving effect to a three-for-two stock split, there will be issued and outstanding 18,080,397 shares of Company Common Stock, and such shares will, as of such date, have been duly and validly issued, fully paid and nonassessable. No stockholder of the Company has or will have any preemptive rights to subscribe for any additional equity securities of the Company. As of the Closing Date and after giving effect to the Transactions, there will be 165,000 shares of issued and outstanding Senior Preferred Stock. Such shares of Senior Preferred Stock will be duly and validly issued, fully paid and nonassessable.

                 4.2  Authorization and Power

                 Each of the Company and its Subsidiaries has the corporate power and requisite authority, and has taken all corporate action necessary, to consummate the Transactions and to execute, deliver and perform its obligations under the Loan Documents, the Senior Credit Facilities and each other document and instrument to be delivered in connection with the Transactions executed or to be executed by it and to issue the Notes and the Exchange Notes.

                 4.3  No Conflicts or Consents

                 (a) The execution and delivery of the Loan Documents, the Senior Credit Facilities and each other document to be executed and delivered in connection with the Transactions, the issuance of the Senior Preferred Stock, the consummation of each of the transactions herein or therein contemplated, the compliance with each of the terms and provisions hereof or thereof, and the issuance, delivery and performance of the Notes, the Senior Credit Facilities, the Senior Preferred Stock and the Exchange Notes, do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any of the Company and its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of any of them or any order, judgment or decree of any court or other agency of government binding on any of them, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any of the Company and its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any of the Company and its Subsidiaries (other than any Liens created under the Senior Credit Facilities), (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any of the Company and its Subsidiaries except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders or such approvals or consents the failure to obtain which could not reasonably be expected to singly or in the aggregate result in a Material Adverse Effect.

                 (b) No consent, approval, authorization or order of any Tribunal or other Person that is customarily obtained in the industry in which the Company and the Acquired Business operate is required in connection with the execution and delivery by the Company or any of its Subsidiaries of the Loan Documents or any other document or instrument to be delivered in connection with the Transactions or the consummation of the transactions contemplated hereby or thereby, other than in connection with the Transit Agreements (as defined in the Acquisition Agreement) and other than any such consent, approval, authorization or order which has been obtained and remains in full force and effect or which has been waived in writing by the Agent on behalf of the Lenders or the failure of which to obtain would not, singly or in the aggregate, have a Material Adverse Effect.

                 4.4  Enforceable Obligations

                 Each of the Loan Documents, the Senior Credit Facilities and each other document or instrument to be delivered in connection therewith has been duly authorized; each of the Loan Documents, the Senior Credit Facilities and each other document or instrument to be delivered in connection therewith to be executed and delivered on or prior to the Closing Date has been duly executed and delivered by the Company and each of its Subsidiaries that are a party thereto; and each of the Loan Documents, the Senior Credit Facilities and each other document or instrument to be delivered in connection therewith to be executed and delivered on or prior to the Closing Date is, and each of the Loan Documents to be executed and delivered after the Closing Date will be, upon such execution and delivery, the legal, valid and binding obligations of the Company and each such Subsidiary (to the extent a party thereto), enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 4.5  Properties; Liens

                 Each of the Company and its Subsidiaries has, and after consummation of the Acquisition will have, good, sufficient and legal title to all their respective properties and assets, and all properties held under lease by any of them, are, and immediately after the consummation of the Acquisition will be, held under valid, subsisting and enforceable leases, and none of the Company or its Subsidiaries and, to the knowledge of the Company, any other party thereto, is in default under any lease, except in each case for such defects or defaults that, singly or in the aggregate, would not have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets owned or leased are so owned or leased free and clear of Liens, except for Permitted Encumbrances.

                 4.6  Financial Condition

                 (a) The audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1995 and 1994 and the related consolidated statements of operations, common stockholders' capital deficiency and cash flows of the Company and its Subsidiaries for the three-year period ended December 31, 1995, certified by the Company's independent certified public accountants, copies of which have been delivered to the Agent, were prepared in accordance with GAAP, have been prepared from, and are consistent with, the books and records of the Company and its Subsidiaries and fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods then ended. Neither the Company nor any of its Subsidiaries had at December 31, 1995 any material contingent liabilities, liabilities for Taxes or long-term leases, unusual forward or long-term commitments or unrealized or unanticipated losses from any unfavorable commitments which are not reflected or reserved against in the foregoing statements or in the notes thereto. No events which have had or could reasonably be expected to have a Material Adverse Effect have occurred since December 31, 1995.

                 (b) The unaudited consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1996 and the related consolidated statements of operations and cash flows of the Company and its Subsidiaries for the period then ended, a copy of which has been delivered to the Agent, were prepared in accordance with GAAP consistently applied, have been prepared from, and are consistent with, the books and records of the Company and its Subsidiaries and fairly present the consolidated financial position of the Company and its Subsidiaries as of such date and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the period covered thereby, subject to normal year-end audit adjustments, consistent with past practices. Neither the Company nor any of its Subsidiaries had on such date any material contingent liabilities, liabilities for Taxes or long-term leases, unusual forward or long-term commitment or unrealized or unanticipated losses from any unfavorable commitment which are not reflected or reserved against in the foregoing statements or in the notes thereto.

                 (c) The pro forma balance sheet of the Company as of June 30, 1996, a copy of which shall have been furnished to the Agent prior to the Closing Date, fairly presents the consolidated balance sheet of the Company assuming the Transactions had occurred as of such date, and the financial condition of the Company and its Subsidiaries, taken as a whole, on the Closing Date does not differ in any material respect from the information therein set forth.

                 (d)      Upon giving effect to the Transactions:

                 (i) The fair saleable value of the assets of the Company and each of its Subsidiaries, on a stand-alone basis, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Person as they mature.

                (ii) The assets of each of the Company and its Subsidiaries, on a stand-alone basis, do not constitute unreasonably small capital for any such Person to carry out its business as now conducted and as proposed to be conducted including the capital needs of any such Person, taking into account the particular capital requirements of the business conducted by such Person, and projected capital requirements and capital availability thereof.

                (iii) The Company does not intend to, and will not permit any of its Subsidiaries to, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of debt of each of such Person). The cash flow of the Company and each of its Subsidiaries, after taking into account all anticipated uses of the cash of each such Person, will at all times be sufficient to pay all amounts on or in respect of debt of each such company when such amounts are required to be paid.

                (iv) The Company does not intend, and does not believe, that final judgments against any of the Company or its Subsidiaries in actions for money damages will be rendered at a time when, or in an amount such that, any such Person will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Company and each of its Subsidiaries, on a stand-alone basis, after taking into account all other anticipated uses of the cash of each such Person (including the payments on or in respect of debt referred to in paragraph (iii) of this Section 4.6(d)), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.





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                                      -57-



                 4.7  Full Disclosure

                 The financial projections (including, without limitation, the pro forma financial statements included therewith) heretofore furnished to the Agent by the Company are complete, were prepared by or under the direction of an officer of the Company and were prepared in good faith on the basis of information and assumptions that the Company believed to be fair, complete and reasonable as of the date of such information, and which assumptions are believed to be fair, complete and reasonable as of the date hereof. All other factual information heretofore or contemporaneously furnished in writing by or on behalf of the Company or any of its Subsidiaries to the Agent or Lenders for purposes of or in connection with this Agreement (including, but not limited to, the Senior Credit Facilities and all exhibits and appendices thereto) does not contain any untrue statement of a material fact or omit to state any material fact necessary to keep the statements contained herein or therein from being misleading. No fact is known, no condition exists nor has any event occurred which has not been disclosed herein or in any other document, certificate or statement furnished to the Agent or the Lenders for use in the transactions contemplated hereby which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 4.8  No Default

                 No event has occurred and is continuing which constitutes a Potential Event of Default or an Event of Default.

                 4.9  Compliance with Contracts, Etc.

                 None of the Company or any of its Subsidiaries is in violation of (A) its certificate of incorporation, by-laws or other organizational documents or (B) any applicable law, ordinance, administrative or governmental rule or regulation, except, with respect to this clause (B), for such violations that would not, singly or in the aggregate, have a Material Adverse Effect, or (C) any order, decree or judgment of any Tribunal having jurisdiction over any of them; no event of default or event that but for the giving of notice or the lapse of time, or both, would constitute an event of default exists under any material Contractual Obligation.

                 4.10  No Litigation

                 Except as described in Schedule E attached hereto, there is no Litigation pending or, to the best knowledge of the Company after due investigation, threatened, by, against, or which may relate to or affect (a) any benefit plan or any fiduciary or administrator thereof, (b) the Transactions, or (c) the Company or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the ability of the Company to consummate the Transactions in a timely manner.
There are no outstanding injunctions or restraining orders prohibiting consummation of any of the transactions contemplated by the Loan Documents or the Senior Credit Facilities. Neither the Company nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against any such Person or its business or activities. Except as specifically noted on Schedule E, neither the Company nor any of its Subsidiaries has been advised that there is a reasonable likelihood of an adverse determination of any Litigation which adverse determination, should it occur, would have a Material Adverse Effect.

                 4.11  Use of Proceeds; Margin Stock, Etc.

                 The proceeds of the Bridge Loan will be used solely for the purposes specified herein. None of such proceeds will be used for the purpose of purchasing or carrying any Margin Stock within the meaning of the applicable provisions of Regulation G, T, U or X, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry a Margin Stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of the applicable provisions of Regulation G, T, U or X. Neither the Company nor any of its Subsidiaries has taken or will take any action which might cause any of the Loan Documents to violate the applicable provisions of Regulation G, T, U or X, or any other regulation of the Board of Governors of the Federal Reserve System.

                 4.12  Taxes

                 Except as set forth on Schedule K hereto, all material tax returns, foreign and domestic, required to be filed by the Company and each of its Subsidiaries in any jurisdiction have been filed, and all material Taxes for which they are directly or indirectly liable or to which any of their respective properties or assets are subject have been paid prior to the time that such Taxes could give rise to a Lien thereon. There is no material proposed tax assessment against the Company or any of its Subsidiaries, and there is no basis for such assessment, except for Contested Claims.

                 4.13  ERISA

                 A. The Company, each Subsidiary of the Company and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of the Internal Revenue Code and ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan, except for such noncompliance and nonperformance which in the aggregate would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                 B. No ERISA Events have occurred or are reasonably expected to occur which individually or in the aggregate resulted in or might reasonably be expected to result in a liability of the Company or any Subsidiary of the Company in excess of $500,000.

                 C. Except as disclosed on Schedule F annexed hereto and except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of the Company or any Subsidiary of the Company.

                 D. In accordance with the most recent actuarial valuations, the Amount of Unfunded Benefit Liabilities individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans which have a negative Amount of Unfunded Benefit Liabilities), does not exceed $500,000.

                 E. The Company and each of its Subsidiaries and each of the Foreign Plans are in compliance in all material respects with all applicable laws and regulations with respect to the Foreign Plans and the terms of the Foreign Plans, and all required contributions have been made to the Foreign Plans, except for such noncompliance and required contributions which in the aggregate would not have a Material Adverse Effect on the Company and its Subsidiaries considered as a whole. For purposes hereof, the term "Foreign Plans" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any of its Subsidiaries with respect to employees employed outside the United States.

                 4.14  Compliance with Law

                 The Company and each of its Subsidiaries are in compliance with all Laws, except where the failure to comply, singly or in the aggregate, would not have a Material Adverse Effect.

                 4.15  Government Regulation

                 Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or other Law which regulates the Incurrence by the Company or any of its Subsidiaries of Indebtedness, including, but not limited to, Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

                 4.16  Capital Structure and Subsidiaries

                 After giving effect to the Transactions, the Company will have no interest in any Person other than the Subsidiaries of the Company set forth on Schedule A and other Investments of the Company as set forth on Schedule G attached hereto and the Company will own, free and clear of all Liens, claims or restrictions on voting or transfer (other than as permitted by this Agreement), 100% of all classes of outstanding Capital Stock of each of the entities set forth on such Schedule A, except as specified on Schedule A. All of the issued and outstanding shares of Capital Stock of the Company and of each of its Subsidiaries is, and at and as of the date of consummation of the Transactions will be, duly authorized, validly issued, fully paid and nonassessable. Neither the Company nor any of its Subsidiaries has granted or issued, or has agreed to grant or issue, any options, warrants or similar rights to any Person to acquire any shares of, or other securities convertible into, the Company's or any of its Subsidiaries' Capital Stock other than pursuant to the Company's stock option plans.

                 4.17  Intellectual Property

                 A. Schedule H annexed hereto sets forth a complete and correct list, as of the Closing Date, of: (i) all patented or registered Intellectual Property and pending patent applications or applications for registration of Intellectual Property owned or filed by or on behalf of the Company or any of its Subsidiaries; (ii) all trade names and unregistered trademarks or service marks owned by or used by the Company or any of its Subsidiaries; and (iii) all licenses of Intellectual Property to which the Company or any of its Subsidiaries is a party, either as licensee or licensor. Except as set forth on Schedule H, the Company and its Subsidiaries own or are licensed to use all Intellectual Property necessary to permit the operation of their businesses as currently conducted.

                 B. Except as disclosed in Schedule H, no material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. Except as disclosed in Schedule H, the use of such Intellectual Property by the Company or any of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Company or any of its Subsidiaries that are material to the Company and its Subsidiaries, taken as a whole. The consummation of the Transactions will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by the Company or any of its Subsidiaries.

                 4.18  Environmental Matters

                 Except as set forth in Schedule C annexed hereto:

                (i) the operations of each of the Company and its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws except for any such noncompliance which would not reasonably be expected to have a Material Adverse Effect;

                (ii) each of the Company and its Subsidiaries has obtained all Permits under Environmental Laws necessary to their respective operations, and all such Permits are being maintained in good standing, and each of the Company and its Subsidiaries is in compliance with all material terms and conditions of such Permits except for any such failure to obtain, maintain or comply which would not reasonably be expected to have a Material Adverse Effect;

                (iii)     none of the Company or its Subsidiaries has received
         (a) any notice or written claim to the effect that it is or may be liable to any Person under any Environmental Law, including without limitation, any relating to any Hazardous Materials except as would not reasonably be expected to have a Material Adverse Effect or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or comparable foreign or state laws regarding any matter which could reasonably be expected to result in a Material Adverse Effect, and, to the best of the Company's knowledge, none of the Company or its Subsidiaries is involved in any investigation, response or corrective action relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                (iv) none of the Company or its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                (v) none of the Company or its Subsidiaries or any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any actual or potential violation of or liability under Environmental Laws or (b) any Environmental Claims except for such of the foregoing which would reasonably be expected to have a Material Adverse Effect;

                (vi) none of the Company or its Subsidiaries has any contingent liability in connection with any Release or threatened Release of any Hazardous Materials by any of the Company or its Subsidiaries except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                (vii) none of the Company or its Subsidiaries or, to the best of the Company's knowledge, any predecessor of any of the Company or its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                (viii) no Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and none of the Company or its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                (ix) none of the Company or its Subsidiaries or, to the best of the Company's knowledge, any of their respective predecessors has disposed of any Hazardous Materials in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                (x) no underground storage tanks or surface impoundments are on or at any Facility except for any underground storage tanks or surface impoundments, the existence of which would not reasonably be expected to have a Material Adverse Effect; and

                (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility or other assets of the Company or any of its Subsidiaries except for any such Lien which would not reasonably be expected to have a Material Adverse Effect.

Notwithstanding anything in this subsection 4.18 to the contrary, no event or condition has occurred which may interfere with present compliance by the Company or its Subsidiaries with any Environmental Law, or which may give rise to any liability under any Environmental Law, including, without limitation, any matter disclosed on Schedule C annexed hereto, which, individually, or in the aggregate, has had a Material Adverse Effect.

                4.19  Survival of Representations and Warranties

                 Subject to Section 12.10B, all representations and warranties in the Loan Documents shall survive delivery of the Bridge Notes and the making of the Bridge Loan and shall continue until one year after repayment of the Notes and the Obligations, and any investigation at any time made by or on behalf of the Lenders shall not diminish the Lenders' right to rely thereon.

                 4.20  Permits

                 Except as disclosed on Schedule I, the Company and its Subsidiaries have, and immediately after the consummation of the Transactions will have, such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances the failure of which to have obtained could reasonably be expected to have a Material Adverse Effect ("Permits"), and are (and will be immediately after the consummation of the Transactions) in compliance in all material respects with all applicable Laws of all Tribunals as are necessary to own, lease or operate their respective properties and to conduct their businesses in the manner as presently conducted and to be conducted immediately after the consummation of the Transactions, and all such Permits are valid and in full force and effect and will be valid and in full force and effect immediately upon consummation of the Transactions; provided that Permits authorizing Advertising Displays and previously issued to the current owners of the Acquired Business may have to be transferred to, or reissued in the name of, the Company after the Acquisition. The Company and its Subsidiaries are, and immediately after the consummation of the Transactions will be, in compliance in all material respects with their respective obligations under such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits, except for any such revocation or termination as would not, singly or in the aggregate, have a Material Adverse Effect.

                 4.21  Insurance

                 The Company and its Subsidiaries carry or are entitled to the benefits of insurance (including self-insurance) in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar businesses, and all such insurance is

(and will be immediately after the consummation of the Transactions) in full force and effect.

                 4.22  Labor Matters

                 No labor disturbance by the employees of the Company and its Subsidiaries exists or, to the best knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of the Company's or its Subsidiaries' principal suppliers, manufacturers or customers that could, singly or in the aggregate, have a Material Adverse Effect.

                 4.23  Guarantees

                 Each Guarantor shall, on the date it executes and delivers a Guarantee hereunder, have the full corporate power, authority and capacity to execute and deliver such Guarantee and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute such Guarantee as a valid and legally binding obligation of such Guarantor enforceable in accordance with its terms shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date of such execution and delivery, the execution, delivery and performance of such Guarantee by such Guarantor will not (i) violate any provision of Law or any provision of the charter or bylaws of such Guarantor, or (ii) result in a breach of, a default under (including, without limitation, any event which with notice or lapse of time, or both, would constitute a breach of or a default under), or the creation of any Lien on the properties or assets of such Guarantor, the Company or any other Subsidiary of the Company under any Contract to which such Guarantor or the Company or any other Subsidiary of the Company is a party or by which the properties or assets of such Guarantor, the Company or any other Subsidiary of the Company may be bound or affected; on the date of such execution and delivery, each Guarantee executed and delivered by a Guarantor shall constitute legal, valid, binding and unconditional obligations of the Guarantor executing and delivering it to the Lenders hereunder, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the foregoing representations and warranties of the Company shall be deemed for all purposes to have been made on each date when a Guarantee is delivered hereunder with respect solely to that Guarantee and the Guarantor so issuing such Guarantee.

                 4.24  Senior Subordinated Indenture; etc.

                 Each of the Company and the Guarantors shall, on the date it executes and delivers the Senior Subordinated Indenture and the Exchange Notes and the Demand Take-Out Notes and the indenture governing the Demand Take-Out Notes (or the guarantees related thereto, as the case may be), have the full corporate power, authority and capacity to do so and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute them as valid and legally binding obligations of the Company enforceable against the Company and the Guarantors in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date of such execution and delivery by the Company and the Guarantors, the Senior Subordinated Indenture and the Exchange Notes and the Demand Take-Out Notes (and the guarantees) and the indenture governing the Demand Take-Out Notes shall constitute legal, valid, binding and unconditional obligations of the Company and the Guarantors, as the case may be, enforceable against the Company and the Guarantors, as the case may be, in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                 4.25  Broker's or Finder's Fees

                 Except as disclosed on Schedule J, no broker's or finder's fees or commissions will be payable by the Company or any of its Subsidiaries with respect to any transaction contemplated hereby or by the Senior Credit Facilities and no similar fees or commissions will be payable by the Company or any of its Subsidiaries for any other services rendered to the Company or any of its Subsidiaries in connection with the transactions contemplated hereby and thereby. The Company represents, warrants, covenants and agrees that the Company will indemnify the Lenders and the Agent against, and hold each of them completely harmless from and against, any and all claims, demands or liabilities for broker's or finder's fees or similar fees or commissions asserted to have been incurred in connection with any of the transactions contemplated hereby or by the Senior Credit Facilities.


SECTION 5  AFFIRMATIVE COVENANTS

                 The Company covenants and agrees that, until the Loans and the Notes and all other amounts due under this Agreement have been indefeasibly paid in full it shall perform all covenants in this Section 5 required to be performed by it:

                 5.1  Financial Statements and Other Reports

                 The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Company will deliver to each Lender and the Agent:

                 (i) at any time during which any Bridge Loans are outstanding, as soon as available and in any event within 40 days after the end of each month ending after the Closing Date, (1) the consolidated balance sheets of the Company and its Subsidiaries and the consolidating balance sheets of the Company and the Material Subsidiaries, in each case as at the end of such month, (2) the related consolidated and consolidating statements of operations, stockholders' equity and cash flows, in each case for such month and for the period from the beginning of the then current fiscal year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to Section 5.1(x), all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of such entities as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (3) a narrative report describing the operations of the Company and its Subsidiaries in the form prepared for presentation to Senior Management for such monthly period and for the period from the beginning of the then current fiscal year to the end of such monthly period;

                (ii) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year and within 90 days after the end of the fourth fiscal quarter of each fiscal year, (1) the consolidated balance sheets of the Company and its Subsidiaries and the consolidating balance sheets of the Company and the Material Subsidiaries as at the end of such fiscal quarter, (2) the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to Section 5.1(x), all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of each the Company and its Subsidiaries and the Company and the Material Subsidiaries, as the case may be, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (3) the Company's quarterly report on Form 10-Q for such quarterly period, and (4) only if the Company does not file quarterly reports on Form 10-Q with the Commission, a narrative report describing the operations of the Company and its Subsidiaries (in the form of management's discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act and rules and regulations promulgated thereunder with respect to management's discussion and analysis set forth in quarterly reports on Form 10-Q) prepared for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;

                (iii) as soon as available and in any event within 90 days after the end of each fiscal year, (1) the consolidated balance sheets of the Company and its Subsidiaries and the consolidating balance sheets of the Company and the Material Subsidiaries as at the end of such fiscal year, (2) the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to
         Section 5.1(x) for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of the Company and its Subsidiaries and the Company and the Material Subsidiaries, as the case may be, as at the dates and the results of their operations and their cash flows for the periods indicated, (3) the Company's annual report on Form 10-K for such year, (4) only if the Company does not file annual reports on Form 10-K with the Commission, a narrative report describing the operations of the Company and its Subsidiaries (in the form of management's discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act and rules and regulations promulgated thereunder with respect to management's discussion and analysis set forth in quarterly reports on Form 10-K) prepared for such fiscal year, and (5) a report thereon of independent certified public accountants of recognized national standing, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of the Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                (iv) together with each delivery of financial statements pursuant to Sections (ii) and (iii) above, (a) an Officers' Certificate of the Company stating that the signers have reviewed the terms of this Agreement and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.9 and 6.15;

                (v) together with each delivery of consolidated financial statements pursuant to Section (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default that relates to accounting matters has come to their attention and, if any such condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (b) stating that based on their audit examination nothing has come to their attention that causes them to believe that the information contained in the certificates delivered therewith is not correct;

                (vi) promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports (other than reports of a routine or ministerial nature which are not material) submitted to the Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

                (vii) promptly upon the sending or filing thereof, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders or by any Subsidiary of the Company to its security holders other than the Company or another Subsidiary of the Company, (b) all other reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Company or any of its Subsidiaries or the Company with any securities exchange or with the Commission or any governmental authority (other than reports of a routine or ministerial nature which are not material), and (c) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries;

                (viii)     promptly upon any Senior Officer obtaining knowledge
         (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition which might result in an Event of Default referred to in Section 7.2, (c) of any condition or event which would be required to be disclosed in a current report filed with the Commission on Form 8-K whether or not the Company is required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

                (ix) promptly upon any Senior Officer obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the

         Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by the Company to Lenders or (Y) any material development in any Proceeding that, in any case:

                        (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

                        (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Transactions;

         written notice thereof together with such other information as may be reasonably available to the Company or any of its Subsidiaries to enable Lenders and their counsel to evaluate such matters;

                (x) as soon as practicable but in any event no later than 40 days following the first day of each fiscal year a forecast for each of the next succeeding twelve months of the consolidated balance sheet and the consolidated statements of income, cash flow and cash position of the Company and its Subsidiaries and the consolidating balance sheet and the consolidating statements of income, cash flow and cash position of the Company and the Material Subsidiaries, together with an outline of the major assumptions upon which the forecast is based. Together with each delivery of financial statements pursuant to Sections 5.1(ii) and (iii) above, the Company shall deliver a comparison of the current year to date financial results against the budget required to be submitted pursuant to this Section;

                (xi) not later than the last day of each fiscal year of the Company, a report in form and substance satisfactory to the Agent outlining all material insurance coverage maintained as of the date of such report by the Company and its Subsidiaries and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

                (xii) in writing, promptly upon a Senior Officer obtaining knowledge that the Company or any of its Subsidiaries has received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (y) the release or threatened release of any toxic or hazardous waste, substance or constituent into the environment which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which release the Company or any of its Subsidiaries would have a duty to report to a Tribunal under an Environmental Law, or (z) the existence of any Environmental Lien on any properties or assets of the Company or any of its Subsidiaries;

                (xiii) promptly after the availability thereof, copies of all material amendments to the certificate of incorporation or by-laws of the Company or any of its Subsidiaries; and

                (xiv) promptly upon any Person becoming a Subsidiary of the Company, a written notice setting forth with respect to such Person
         (a) the date on which such Person became a Subsidiary of the Company and (b) all of the data required to be set forth in Schedule A annexed hereto with respect to all Subsidiaries of the Company;

                (xv) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries or any of their respective property, business or assets as from time to time may be reasonably requested by any Lender; provided that no information or data shall be required to be delivered hereunder or under any other provision of this Agreement if it would violate any applicable attorney-client or accountant-client privilege.

                 5.2  Corporate Existence, Etc.

                 The Company will at all times preserve and keep in full force and effect its corporate existence and rights and franchises to its business and those of each of its Subsidiaries, except as permitted by Section 6.7 or where the failure to so preserve or keep will not, singly or in the aggregate, have a Material Adverse Effect.

                 5.3  Payment of Taxes and Claims; Tax Consolidation

                 A. The Company will, and will cause each of its Subsidiaries to, pay all material Taxes, assessments and other governmental charges imposed upon it or any of its material properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets prior to the time when any material penalty or fine shall be incurred with respect thereto, provided, however, that no such charge or claim need be paid if the validity or amount of such charge or claim is being diligently contested in good faith and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                 B. The Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Company or any of its Subsidiaries so long as the filing of such consolidated income tax return is permitted by applicable law).

                 5.4  Maintenance of Properties; Insurance

                 The Company will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Company and its Subsidiaries and from time to time promptly will make or cause to be made all necessary repairs, renewals and replacements thereof; provided, however, that nothing in this Section 5.4 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any such properties, or disposing of any of them, if such action is in the ordinary course of business or, in the reasonable good faith judgment of the Company, necessary or desirable in the conduct of its business or otherwise permitted by this Agreement. The Company will maintain or cause to be maintained, with financially sound and reputable insurers or with self insurance programs, in each case to the extent consistent with prudent business practices and customary in its industries, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds and in the amounts customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses and owning similar properties in the same general respective areas in which the Company and its Subsidiaries operate.

                 5.5  Inspection

                 The Company shall permit any authorized representatives designated by the Lenders to visit and inspect any of the properties of the Company or its Subsidiaries, including, without limitation, its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that representatives of the Company or any of its Subsidiaries may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that, prior to the occurrence of an Event of Default or a Potential Event of Default, it shall not be more often than once a month.

                 5.6  Equal Security for Loans and Notes

                 If the Company or any of its Subsidiaries shall create, assume or suffer to exist any Lien upon any of their respective property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 6.2, the Company shall, at the request of the Agent, make or cause to be made effective provision whereby the Obligations under this Agreement will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided, however, that this covenant shall not be construed as or deemed to be a consent by the Lenders to any violation of the provisions of
Section 6.2; and provided, further, that the Company shall under no circumstances be required to make or cause to be made effective provision whereby the Obligations under this Agreement will be secured, directly or indirectly, by Margin Stock.

                 5.7  Compliance with Laws, Etc.

                 The Company shall and shall cause each of its Subsidiaries to comply with the requirements of all applicable Laws of any Tribunal, noncompliance with which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 5.8  Maintenance of Accurate Records, Etc.

                 The Company shall keep, and will cause each of its Subsidiaries to keep, true books and records and accounts in which full and correct entries will be made of all its respective business transactions, and will reflect, and cause each of its Subsidiaries to reflect, in its respective financial statements adequate accruals and appropriations to reserves.

                 5.9  Take-Out Financing

                 The Company agrees that upon request (a "Request") from one or more investment banks (collectively, the "Take-Out Banks") made at any time after the Closing Date and prior to the Conversion Date, the Company will take all reasonable actions necessary or desirable, to the extent within its power, so that the Take-Out Banks can, as soon as practicable after such Request, publicly sell or privately place the Demand Take-Out Notes (the "Initial Request Date"). The Company further agrees that upon notice by the Take-Out Banks, at any time and from time to time following the Initial Request Date, the Company will exercise best efforts to issue and sell Demand Take-Out Notes upon terms and conditions in accordance with this Section 5.9; provided that
(i) the interest rate thereon shall be determined in accordance with customary procedures for establishing the interest rate on comparable securities and by reference to the current yield on senior subordinated high yield debt securities having a maturity of not less than 10 years and having no principal payments due prior to maturity, but in no event shall the interest rate on the Demand Take-Out Notes exceed (A) the rate then available in the market for comparable securities if such Demand Take-Out Notes are to be issued on or prior to the six-month anniversary of the Closing Date or (B) if such Demand Take-Out Notes are to be issued after the six-month anniversary of the Closing Date, the rate borne by direct obligations of the United States with a maturity date as close as possible to that of the Demand Take-Out Notes proposed to be issued plus 6%; (ii) the Company, in its reasonable discretion after consultation with the Take-Out Banks, shall determine whether the Demand Take-Out Notes shall be issued through a public offering or a private placement and, if issued in a private placement, the Demand Take-Out Notes will be accompanied by customary registration rights; (iii) the maturity of any Demand Take-Out Notes shall not be earlier than one year after the scheduled final maturity of the term loans under the Senior Credit Facilities (as in effect on the Closing Date); (iv) the aggregate principal amount of Demand Take-Out

Notes to be issued by the Company shall be determined by the Company, in consultation with the Take-Out Banks, in light of the then prevailing market conditions; provided that the aggregate principal amount of Demand Take-Out Notes shall not exceed the amount calculated to yield net proceeds sufficient to repay the Bridge Notes in full; and (v) all other arrangements with respect to the Demand Take-Out Notes shall be reasonably satisfactory in all respects to the Take-Out Banks and the Company in light of the then prevailing market conditions. The foregoing shall not limit the Company's right to refinance the Bridge Loan by any other means.

                 5.10  Exchange of Term Notes

                 The Company will, on the 5th Business Day following the written request (the "Exchange Request") of the holder of any Term Note (or beneficial owner of a portion thereof):


                (i) Execute and deliver, cause each Guarantor to execute and deliver, and cause a bank or trust company acting as trustee thereunder to execute and deliver, the Senior Subordinated Indenture substantially in the form of Exhibit V annexed hereto, if such Senior Subordinated Indenture has not previously been executed and delivered;

                (ii) Execute and deliver to such holder or beneficial owner in accordance with the Senior Subordinated Indenture a note in the form attached to the Senior Subordinated Indenture (the "Exchange Notes") bearing interest as set forth therein in exchange for such Term Note dated the date of the issuance of such Exchange Note, payable to the order of such holder or owner, as the case may be, in the same principal amount as such Term Note (or portion thereof) being exchanged, and cause each Guarantor to endorse its guarantee thereon; and

                (iii) Execute and deliver, and cause each Guarantor to execute and deliver, to such holder or owner, as the case may be, a Registration Rights Agreement in the form of Exhibit VI annexed hereto, if such Registration Rights Agreement has not previously been executed and delivered or, if such Registration Rights Agreement has previously been executed and delivered and such holder or owner is not already a party thereto, permit such holder or owner to become a party thereto.

                 The Exchange Request shall specify the principal amount of the Term Notes to be exchanged pursuant to this Section 5.10 which shall be at least $5,000,000 and integral multiples of $10,000 in excess thereof. Term Notes delivered to the Company under this Section 5.10 in exchange for Exchange Notes shall be cancelled by the Company and the corresponding amount of the Term Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Senior Subordinated Indenture.

                 The bank or trust company acting as trustee under the Senior Subordinated Indenture shall at all times be a corporation organized and doing business under the laws of the United States of America or the State of New York, in good standing and having its principal offices in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a combined capital and surplus of not less than $50,000,000.

                 5.11  ERISA Compliance

                 Each of the Company and its Subsidiaries will (i) make timely payment of all contributions which it is obligated to make under all Pension Plans and which are required to meet the minimum funding standard set forth in ERISA with respect to each of the Pension Plans, (ii) within 30 days after the filing thereof, furnish to the Lenders each Schedule B to the annual return/report (Form 5500 Series), required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, with respect to each of the Pension Plans that is not a Multiemployer Plan for each Plan year, and (iii) notify the Lenders promptly upon becoming aware of any fact, including but not limited to, any Reportable Event arising in connection with any of the Pension Plans that is not a Multiemployer Plan, which could be reasonably expected to constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan, together with a statement as to the action, if any, proposed to be taken with respect thereto.

                 5.12  Payments in U.S. Dollars

                 Other than with respect to PIK Interest Amounts, all payments of any Obligations to be made hereunder or under the Notes by the Company or any other obligor with respect thereto shall be made solely in U.S. Dollars or such other currency as is then legal tender for public and private debts in the United States of America.

                 5.13  Register

                 The Company hereby designates the Agent to serve as the Company's agent, solely for purposes of this Section 5.13, to maintain a register (the "Register") on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Company's obligations in respect of such Loans. With respect to any Lender, the transfer of the Loan Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Loan Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Loan Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loan Commitments and Loans shall be recorded by the Agent on the Register only upon the receipt by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.2A. Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.

                 5.14  Lenders Meeting

                 The Company will participate in a meeting with the Lenders once during each fiscal year to be held at a location and a time selected by the Company and reasonably satisfactory to the Lenders.

SECTION 6  NEGATIVE COVENANTS

                 The Company covenants and agrees that until the satisfaction in full of the Loans and the Notes and all other Obligations due under this Agreement it will fully and timely perform all covenants in this Section 6, unless consent of the Required Lenders is obtained.

                 6.1  Indebtedness

                 Each of the Company and the Company shall not, nor shall either of them cause or permit any of its Subsidiaries to, directly or indirectly, Incur, or remain or become directly or indirectly liable with respect to, any Indebtedness, except for the following ("Permitted Indebtedness"):

                (i) the Company and the Guarantors may Incur and remain liable with respect to the Obligations;

                (ii) the Company and the Guarantors may Incur and remain liable with respect to the Bank Indebtedness; provided, however, that the aggregate principal amount of Indebtedness under the Senior Credit Facilities shall not exceed the sum of (x) $530,000,000 less the sum of (a) the aggregate amount of scheduled amortization payments of the principal amount thereof actually made, other than under the revolving loan portion thereof (unless the commitments thereunder are permanently reduced), (b) the aggregate amount of mandatory prepayments of the principal amount thereof actually made and (c) each permanent reduction of commitments to extend credit thereunder not otherwise caused pursuant to clause (a) or (b) and (y) any Indebtedness incurred under the Senior Credit Facilities pursuant to and in compliance with the last paragraph of this Section 6.1;

                (iii) the Company and the Guarantors may Incur and remain liable with respect to the Bridge Notes, Term Notes, Take-Out Securities and Exchange Notes;

                (iv) the Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by Section 6.5 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                (v) the Company and its Subsidiaries may Incur and remain liable with respect to Intercompany Indebtedness;

                (vi) the Company and its Subsidiaries may remain liable with respect to the Indebtedness which is existing on the Closing Date and is described on Schedule B attached hereto;

                (vii) the Company and its Subsidiaries may Incur and remain liable with respect to Permitted Refinancing Indebtedness; and

                (viii) Subsidiaries of the Company acquired after the Closing Date may remain liable with respect to Indebtedness existing immediately prior to the time any such entity became a Subsidiary of Company in an aggregate amount for all such Subsidiaries not to exceed $5,000,000 at any time outstanding; provided that such Indebtedness is not incurred in contemplation of such acquisition.


                 In addition to the foregoing, at any time after the Closing Date, if no Default with respect to payment of principal of, or interest on, the Notes or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Subsidiary Guarantor may incur Indebtedness if the Cash Flow Leverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the time at which such additional Indebtedness is incurred would have been not greater than
6.5 to 1, determined on a pro forma basis in accordance with GAAP to give effect to the incurrence of such additional Indebtedness and (if applicable) the application of the net proceeds therefrom (including, without limitation, to refinance other Indebtedness and/or consummate the Company's or any of the Company's Subsidiaries' acquisition of any Person or operating assets), as if such additional Indebtedness had been incurred and any such refinancing and/or acquisition, including, without limitation, the Acquisition, had occurred at the beginning of such four-quarter period, and including giving pro forma effect to any expense and cost reductions in connection with the Acquisition that are directly attributable to the Acquisition and factually supportable.

                 6.2  Liens

                 The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or of any of its Subsidiaries, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

         (i)     Permitted Encumbrances;

         (ii) Liens on (a) Real Property Assets or (b) equipment, fixtures and other similar property of the Company and any of its Subsidiaries, in each case securing Indebtedness incurred under Capital Leases or incurred to finance the purchase price of such assets described in clauses (a) and (b) above in an aggregate amount not to exceed $4,000,000 at any one time outstanding; provided that such Liens shall extend only to the Real Property Assets and the equipment, fixtures, and other similar property so financed (and improvements or attachments thereto) and the proceeds thereof;

        (iii) Liens securing Indebtedness permitted under Section 6.1(viii), which Liens are existing prior to the time the entity which incurred such Indebtedness became a Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, the acquisition of such Subsidiary of the Company and such Liens extend or cover only the property and assets of such entity which were covered by such Liens and which were owned by such entity, in each case at the time such entity became a Subsidiary of the Company (and improvements or attachments thereto); and

        (iv) the replacement, extension or renewal of any Lien permitted by this Section 6.2 upon or in the same property subject to such Lien and as security for the same obligations or any refinancings thereof to the extent such refinancings are permitted under Section 6.1; provided that such Lien does not extend to or cover any property other than the property covered by such Lien immediately prior to such replacement, extension or renewal of such Lien (and improvements or attachments thereto) and the principal of the obligations secured thereby is not increased.

                 6.3  Restricted Payments

                 (a) The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly (i) declare or pay any dividend, or make any distribution, on any Capital Stock of the Company (other than dividends or distributions payable solely in Qualified Capital Stock of the Company), (ii) purchase, redeem or otherwise acquire or retire for value any of the Company's Capital Stock, or any warrants, rights or options to acquire shares of any class of such Capital Stock or (iii) make any principal payment on, purchase, defease, redeem, prepay, or otherwise acquire or retire for value, other than any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness of the Company (any such dividend, distribution, purchase, redemption, acquisition, retirement, defeasance or prepayment set forth in clauses (i), (ii) and (iii) above a "Restricted Payment").

                 (b) Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing or shall be caused as a consequence thereof, the provisions set forth in the immediately preceding paragraph will not prevent (1) the acquisition of any shares of Capital Stock of the Company or the repurchase, redemption or other repayment of any Subordinated Indebtedness of the Company in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company, and (2) the repurchase, redemption or other repayment of any Subordinated Indebtedness of the Company in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Subordinated Indebtedness of the Company with a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Subordinated Indebtedness repurchased, redeemed or repaid.





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                                      -84-



                 6.4    Investments; Joint Ventures

                 The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, make or own any Investment (other than Permitted Investments) in any Person, including any Joint Venture, except:

                 (i) the Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date (after giving effect to the Acquisition) in any Subsidiaries of the Company and described on Schedule A annexed hereto;

                (ii) the Company and its Subsidiaries may continue to own the Investments owned by them and described on Schedule G annexed hereto;

               (iii) the Company and its Subsidiaries may accept promissory notes received in consideration of, or the deferral of a portion of the sales price accepted with respect to, any Asset Sale permitted under Section 6.15;

                (iv) the Company and its Subsidiaries may make and own Investments received in connection with the bankruptcy of suppliers and customers or received pursuant to a plan of reorganization of any supplier or customer, in each case in settlement of delinquent obligations or disputes with such suppliers or customers; and

                 (v) after the Conversion Date, the Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed $10,000,000 at any time outstanding.

                 6.5  Contingent Obligations

                 The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) the Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of letters of credit under the Senior Credit Facilities;

                  (ii) the Guarantors may become and remain liable with respect to Contingent Obligations under the Guarantees;

               (iii) the Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such Asset Sales and other sales;

                (iv) the Company and its Subsidiaries, as applicable, may remain liable with respect to existing Contingent Obligations described in Schedule B annexed hereto;

                 (v) the Company and the Guarantors may become and remain liable with respect to (A) Contingent Obligations under guarantees made under the Senior Credit Facilities and (B) Interest Rate Agreements (including guarantees thereof) entered into with lenders under the Senior Credit Facilities and their Affiliates; and

                (vi) the Company and its Subsidiaries may become and remain liable with respect to guarantees of Indebtedness or Contingent Obligations of a wholly-owned Subsidiary of the Company and a Subsidiary of the Company may become and remain liable with respect to guarantees of Indebtedness or Contingent Obligations of the Company or a wholly-owned Subsidiary of the Company.

                 6.6    Senior Subordinated Indebtedness

                 Neither the Company nor any of the Guarantors shall, directly or indirectly, Incur any Indebtedness (other than the Notes, the Exchange Notes and the Take-Out Securities) that is by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Company or of such Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Loans and the Notes and the Guarantees to the same extent and in the same manner as such Loans and Notes and Guarantees are subordinated to the Senior Credit Facilities.

                 6.7  Restriction on Fundamental Changes

                 Subject to Section 5.2 and other than the sale of 100% of a Subsidiary of the Company in accordance with Section 2.5A.(ii)(a) and Section 6.15, the Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, or series of related transactions, of merger, amalgamation, consolidation or combination, or consolidate, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or in a series of transactions, all or substantially all of its business, property or assets, whether now owned or hereafter acquired, except:

                 (i)     in connection with the Acquisition; and

                (ii) any Subsidiary of the Company may be merged, amalgamated, consolidated or combined with or into the Company or any wholly-owned Subsidiary of the Company or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or in a series of transactions, to the Company or to any wholly-owned Subsidiary of the Company; provided, however, that, (A) no Potential Event of Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) in the case of such a merger, amalgamation, consolidation or combination of the Company and a Subsidiary of the Company, the Company shall be the continuing or surviving corporation, and (C) where one or more of the predecessor entities is the Company or a Subsidiary Guarantor, the surviving entity (i) if it is the Company or a Subsidiary Guarantor (I) continues to be bound as such under this Agreement or the Guarantee of such Subsidiary Guarantor, as the case may be, and (II) executes and delivers to the Agent immediately upon consummation of such transaction a written confirmation or acknowledgment to such effect, in form and substance satisfactory to the Agent, together with evidence of appropriate corporate power, authority and action and a written legal opinion in form and substance satisfactory to the Agent to the effect that this Agreement and such Guarantee continue to be a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms (subject to customary exceptions in respect of bankruptcy, insolvency and other equitable remedies) and with respect to such other matters as the Agent may reasonably request, and (ii) if it is not the Company or a Subsidiary Guarantor, executes and delivers to the Agent immediately upon the consummation of such transaction an assumption agreement, in form and substance satisfactory to the Agent, whereby such surviving entity assumes the due and punctual performance of all obligations and liabilities of such predecessor Subsidiary Guarantor under its Guarantee, together with evidence of appropriate corporate power, authority and action and a written legal opinion in form and substance satisfactory to the Agent to the effect that such Guarantee is the legal, valid and binding obligation of such surviving entity, enforceable against such surviving entity in accordance with its terms (subject to customary exceptions in respect of bankruptcy, insolvency and other equitable remedies) and with respect to such other matters as the Agent may reasonably request.

                 6.8  Limitation on Dividend and Other Payment
                      Restrictions Affecting Subsidiaries

                 The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, such Subsidiary's profits; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or to any Subsidiary of the Company (any such restriction or encumbrance a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) any restrictions contained in (i) the Loan Documents, the Senior Subordinated Indenture and any instrument governing the Take-Out Securities or Exchange Notes to the extent Incurred in accordance with this Agreement; (ii) the Senior Credit Facilities as in effect on the Closing Date; (iii) the Indebtedness pertaining to a Subsidiary of the Company that is not a Subsidiary of the Company on the Closing Date in existence at the time such Subsidiary becomes a Subsidiary of the Company; provided, however, that any such Indebtedness was not incurred as a result of, in connection with or in anticipation of the transaction pursuant to which such entity becomes a Subsidiary of the Company and it does not apply to any Person, or the properties of assets of any Person, other than the Subsidiary acquired and such Indebtedness is otherwise permitted to be incurred pursuant to Section 6.1; (iv) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.1 and 6.2 that limits the right of the debtor to dispose of the assets securing such Indebtedness; (2) customary non-assignment provisions of any lease governing a leasehold interest of any Subsidiary of the Company; (3) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business; (4) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (5) applicable law; and (6) any instrument that Refinances any Indebtedness effecting any such encumbrance or restriction pursuant to clause (1) above; provided, however, that the provisions relating to any such encumbrance or restriction in any such instrument are not materially less favorable to the Company or its Subsidiaries or the Lenders than those contained in the agreements referred to in clause (1).

                 6.9  Transactions with Shareholders and Affiliates

                 The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company; provided, however, that the foregoing restriction shall not apply to the following "Permitted Affiliate Transactions": (i) any transaction exclusively between the Company and any of its Subsidiaries or exclusively between any of the Company's Subsidiaries, in each case to the extent any are consistent with past practice and are otherwise in compliance with all of the terms of this Agreement, (ii) reasonable and customary fees paid to members of the Board of Directors of the Company and (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Subsidiaries, as determined by the Board of Directors of the Company or any such Subsidiary or the senior management thereof in good faith, including, without limitations, issuances of stock, payment of bonuses and other transactions pursuant to employment or compensation agreements, stock option agreements, indemnification agreements and other arrangements in effect on the Closing Date or substantially similar thereto.

                 6.10  Subsidiary Stock

                 Except for any sale of 100% of the Capital Stock or other equity securities of any of the Company's Subsidiaries in compliance with the provisions of Section 6.7, the Company will not and will not permit any of its Subsidiaries to directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any of its Subsidiaries, except (i) to qualify directors if required by applicable law, (ii) in the case of the Company's Subsidiaries, to the Company or to a wholly-owned Subsidiary of the Company, (iii) Asset Sales made in compliance with this Agreement or (iv) Liens in favor of the lenders under the Senior Credit Facilities.

                 6.11  Business Activities

                 The Company shall not, nor shall the Company cause or permit any of its Subsidiaries to, directly or indirectly, materially alter the nature of the consolidated business of the Company and its Subsidiaries from that in existence immediately after giving effect to the Transactions or similar or related businesses.

                 6.12  Amendments or Waivers of Certain Documents

                 The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, enter into any amendment, modification, supplement or waiver with respect to the Senior Credit Facilities as in effect on the Closing Date that would modify any of the provisions thereof or any of the definitions relating to the provisions thereof in respect of issuances of Take-Out Securities, the Term Notes or the Exchange Notes in a manner materially adverse to the Lenders.

                 6.13  Amendments to Charter Documents

                 The Company shall not, nor shall it cause or permit any of its Subsidiaries to, amend its certificate of incorporation or bylaws in any respect which could be materially adverse to the interests of the Lenders.

                 6.14  Refinancing of the Loans in Part

                 The Company shall not, nor shall the Company cause or permit any of its Subsidiaries to, Incur any Indebtedness to Refinance the Loans in part other than the Demand Take-Out Notes or the Exchange Notes, unless the terms, conditions, covenants, events of default and other provisions in respect of the instruments evidencing the Indebtedness Incurred to Refinance the Loans in part shall have been approved in writing by the Agent (which approval shall not be unreasonably withheld) prior to the Incurrence of any such Indebtedness; and provided that no Refinancing in part shall result in the amount of the Loans outstanding being less than $100,000,000 and no Refinancing in part shall occur at a time when the amount of the Loans outstanding is less than $100,000,000.

                 6.15  Asset Sales

                 The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless (1) the Company or such Subsidiary, as the case may be, receives consideration therefor at the time thereof at least equal to the fair market value at the time of such Asset Sale of the property, assets or stock that is the subject of such Asset Sale, (2) at least 85% of the consideration received therefor by the Company or such Subsidiary is in the form of cash or Cash Equivalents and (3) all of the Net Cash Proceeds in respect thereof are applied by the Company or a Subsidiary of the Company in accordance with Section 2.5A(ii)(a); provided that the Company or such Subsidiary will not be required to comply with clause (2) of this sentence with respect to a Permitted Asset Swap or a Houston Disposition. Notwithstanding the foregoing or Section 2.5A(ii)(a), the Company shall not be required to comply with this Section 6.15 with respect to a Denver Disposition other than clause (1) of the immediately preceding sentence if any securities received by the Company as consideration for such Denver Disposition (including the related cash flow) shall be pledged to secure the Obligations under the Senior Credit Facilities.

                 6.16  Transfer of Assets to Subsidiaries

                 The Company shall not, nor shall the Company cause or permit any of its Subsidiaries to, directly or indirectly, transfer (other than in the ordinary course of business and other than pursuant to a Permitted Investment) any assets or property to any Subsidiary of the Company unless such Subsidiary pays fair market value therefor to the Company or to a wholly-owned Subsidiary of the Company, except where such transfer is to a Subsidiary Guarantor and except as provided in Sections 6.4, 6.5, 6.7 and 6.9. For purposes of this
Section 6.16, the fair market value paid by such Subsidiary shall not consist in whole or in part of any securities or debt instruments of such Subsidiary or of any Affiliate of such Subsidiary.

                 6.17  Additional Guarantees

                 The Company will not permit any of its domestic Subsidiaries to (a) incur, guarantee or secure through the granting of Liens the payment of the Bank Indebtedness or any Refinancings thereof or (b) pledge any intercompany notes representing obligations of any of its Subsidiaries to secure the payment of the Bank Indebtedness or any Refinancings thereof, in each case unless such Subsidiary executes a Guarantee of the Obligations of the Company under this Agreement. Thereafter, such Subsidiary shall be a Subsidiary Guarantor for all purposes of this Agreement.


SECTION 7  EVENTS OF DEFAULT

                 If any of the following conditions or events ("Events of Default") shall occur and be continuing:

                 7.1  Failure To Make Payments When Due

                 Failure to pay any installment of principal of the Loans when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise (whether or not such payment is prohibited by Section 8); or failure to pay any interest on the Loans or any other amount due under this Agreement within ten days or more after the date due (whether or not such payment is prohibited by Section 8); or

                 7.2  Default in Other Agreements

                 Failure of the Company or any of its Subsidiaries to pay at final maturity any principal on one or more issues of Indebtedness or Contingent Obligations of the Company or of any of its Subsidiaries (other than Indebtedness referred to in Section 7.1) or breach or default by the Company or any of its Subsidiaries with respect to any other term of any one or more issues of Indebtedness or Contingent Obligations of the Company or of any of its Subsidiaries or any agreement or instrument evidencing or securing such Indebtedness or Contingent Obligations and such default or breach results in the acceleration of that Indebtedness or Contingent Obligation prior to its stated maturity and, in either case, the principal amount of such Indebtedness or Contingent Obligation and all other such Indebtedness or Contingent Obligations of the

Company and its Subsidiaries in respect of which there is a failure to pay principal or interest or which has been so accelerated equals $10,000,000 or more; or

                 7.3  Breach of Certain Covenants

                 Failure of the Company to perform or comply with any covenant, term or condition contained in Section 2.5A(iv) or 5.2; or

                 7.4  Breach of Warranty

                 Any representation, warranty or certification made by the Company in any Loan Document or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or incorrect in any material respect on the date as of which made or deemed made; or

                 7.5  Other Defaults Under Agreement or Loan Documents

                 The Company shall default in the performance of or compliance with any covenant, term or condition contained in this Agreement or the other Loan Documents (other than those covered by Sections 7.1, 7.3, 7.4, 7.10 or 7.11) and such default shall not have been remedied or waived in accordance with this Agreement within 30 days after the date of written notice from the holder or holders of not less than 25% in aggregate principal amount of the Loans then outstanding of such default; or

                 7.6  Involuntary Bankruptcy; Appointment
                          of Custodian, Etc.


                 A court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

                (A) is for relief against the Company or any Material Subsidiary in an involuntary case or proceeding, or

                (B) appoints a Custodian of the Company or any Material Subsidiary for all or substantially all of its properties, or

                (C) orders the liquidation of the Company or any Material Subsidiary, and in each case the order or decree remains unstayed and in effect for 60 days.

                 7.7  Voluntary Bankruptcy; Appointment
                          of Custodian, Etc.

                 The Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                 (A)  commences a voluntary case or proceeding, or

                 (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

                 (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                 (D) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness, or

                 (E) consents to the filing of a petition in bankruptcy again against it, or

                 (F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally.

                 7.8  Judgments and Attachments

                 Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $10,000,000 (to the extent not covered by third-party insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective properties or assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder; or

                 7.9  Dissolution

                 Any order, judgment or decree shall be entered against the Company or any Material Subsidiary decreeing the dissolution or split-up of the Company or that Material

Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

                 7.10  Guarantee

                 (i) Any Guarantee or any material provision thereof shall cease to be in full force or effect (other than in accordance with its express terms), or (ii) any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guarantee, or (iii) any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed, after giving effect to any applicable grace periods, pursuant to its Guarantee; or

                 7.11  Foreclosure

                 The agent under the Senior Credit Facilities or any other party entitled to act thereunder commences judicial proceedings to foreclose on the collateral securing the Bank Indebtedness or exercises any right under applicable law or any instrument evidencing a security interest or other encumbrance in respect of such collateral to take ownership or effect the transfer of such collateral in lieu of foreclosure;

                 THEN (i) upon the occurrence of any Event of Default described in the foregoing Sections 7.6 or 7.7, all of the unpaid principal amount of and accrued interest on the Loans and all other outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the commitments of the Lenders hereunder shall thereupon terminate, and (ii) upon the occurrence of any other Event of Default, the Agent shall, upon written notice of the holder or holders of at least 25% in aggregate principal amount of the Loans then outstanding, by written notice to the Company and the agent under the Senior Credit Facilities, declare all of the unpaid principal amount of and accrued interest on the Loans and all other outstanding Obligations to be, and the same shall forthwith become, due and payable, and the obligations of the Lenders hereunder shall thereupon terminate unless any Designated Senior Indebtedness is outstanding, in which case the same shall become due and payable upon the first to occur of an acceleration under such Designated Senior Indebtedness or 5 days after receipt by the Company and the representatives of the holders of Designated Senior Indebtedness of such notice of acceleration; provided, however, that if any declaration of acceleration under this Agreement occurs solely because an Event of Default set forth in Section 7.2 has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within thirty days of such acceleration of such Indebtedness and the Agent has received written notice thereof within such time and if no other Event of Default has occurred during such thirty-day period which has not been cured or waived in accordance with this Agreement. Nevertheless, if at any time after acceleration of the maturity of the Loans, the Company shall pay all arrears of interest and all payments on account of the principal thereof which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 12.6, then the Agent shall, upon written notice of the holders of a majority in aggregate principal amount of the Loans then outstanding, by written notice to the Company rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.


SECTION VIII.  SUBORDINATION

                 8.1 Obligations Subordinated to Senior Indebtedness of the Company

                 The Lenders covenant and agree that payments of the Obligations by the Company shall be subordinated in accordance with the provisions of this Section 8 to the prior payment in full, in cash or Cash Equivalents, of all amounts payable in respect of Senior Indebtedness of the Company, whether now outstanding or hereafter created (including any interest accruing subsequent to an event specified in Section 7.6 or 7.7 whether or not such interest is an allowed claim against the Company), that the subordination is for the benefit of the holders of Senior Indebtedness of the Company, and that each holder of Senior Indebtedness of the Company whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness of the Company in reliance upon the covenants and provisions contained in this Agreement.

                 8.2    Priority and Payment Over of Proceeds in Certain Events

                 (a) Subordination on Dissolution, Liquidation or Reorganization of the Company. Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Company (including any interest accruing subsequent to an event specified in Section 7.6 or 7.7 whether or not such interest is an allowed claim enforceable against the Company) shall first be paid in full in cash or Cash Equivalents, before the Lenders shall be entitled to receive any payment by the Company of any Obligations and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Lenders would be entitled except for the provisions of this Section 8 shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness of the Company or their representatives to the extent necessary to pay all of the Senior Indebtedness of the Company to the holders of such Senior Indebtedness of the Company.

                 (b) Subordination on Default on Designated Senior Indebtedness. Upon the maturity of any Designated Senior Indebtedness of the Company by lapse of time, acceleration or otherwise, all Designated Senior Indebtedness of the Company then due and payable shall first be paid in full in cash or Cash Equivalents, before any payment is made by the Company or any Person acting on behalf of the Company with respect to the Obligations. No direct or indirect payment by the Company or any Person acting on behalf of the Company of any Obligations whether pursuant to the terms of the Loans or upon acceleration or otherwise shall be made, if at the time of such payment, there exists a default (as defined in the document governing any Designated Senior Indebtedness of the Company) in the payment of all or any portion of any Designated Senior Indebtedness of the Company and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuation of any other event of default with respect to the Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated, upon the (i) receipt by the Agent of written notice from the agent or representative of the holders of such Designated Senior Indebtedness or (ii) if such Non-Payment Default results from the acceleration of the Loans, the date of the acceleration of the Loans, no such payment may be made by the Company upon or in respect of the Obligations, for a period ("Payment Blockage Period") commencing on the date of receipt of such notice and ending on the earlier to occur of 179 days after receipt of such notice (unless such Payment Blockage Period shall be terminated by written notice to the Agent from such agent). Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period or successive Payment Blockage Periods with respect to the same payment on the Obligations extend beyond 179 days from the date the payment on the Obligations was due (the "Initial Blockage Period") and (y) there must be 180 consecutive days in any 365-day period during which no Payment Blockage Period is in effect. For all purposes of this Section 8.2(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Company initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holders or by the agent or other representative of such Designated Senior Indebtedness whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced under this Section 8.2(b) and no Guarantor Payment Blockage Period may be commenced under Section 11.2(b) until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period.

                 (c) Rights and Obligations of the Lenders. In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, the Agent or any Lender shall have received any payment on account of any Obligation (other than as permitted by Sections (a) and (b) of this Section 8.2) at a time when such payment is prohibited by this Section 8.2, then and in such event such payment or distribution shall be received and held in trust for the holders of the Senior Indebtedness of the Company and shall be paid over or delivered to the holders of the Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay in full in cash or Cash Equivalents all Senior Indebtedness of the Company in accordance with their terms after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of the Company.

                 If payment of the Obligations is accelerated because of an Event of Default, the Company shall promptly notify the agent or other representatives for Senior Indebtedness of the Company of the acceleration.

                 Upon any payment or distribution of assets or securities referred to in this Section 8, the Lenders (notwithstanding any other provision of this Agreement) shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

                 The Company shall give written notice to each of the Lenders of any default or event of default under any Senior Indebtedness of the Company or under any agreement pursuant to which Senior Indebtedness of the Company may have been issued, and, in the event of any such event of default, shall provide to the Agent the names and address of the trustees or other representatives of holders of such Senior Indebtedness of the Company.

                 With respect to the holders and owners of Senior Indebtedness of the Company, each Lender undertakes to perform only such obligations on the part of such Lender as are specifically set forth in this Section 8, and no implied covenants or obligations with respect to the holders or owners of Senior Indebtedness of the Company shall be read into this Agreement against the Lenders. The Lenders shall not be deemed to owe any fiduciary duty to the holders or owners of Senior Indebtedness of the Company or to the agent under the Senior

Credit Facilities or any other representative of the holders of the Senior Indebtedness of the Company.

                 8.3  Payments May Be Paid Prior to Dissolution

                 Nothing contained in this Section 8 or elsewhere in this Agreement shall prevent or delay (i) the Company, except under the conditions described in Section 8.2, from making payments at any time for the purpose of paying Obligations, or from depositing with the Agent any moneys for such payments, or (ii) subject to Section 8.2, the application by the Agent of any moneys deposited with it for the purpose of paying Obligations.

                 8.4 Rights of Holders of Senior Indebtedness of the Company Not To Be Impaired

                 No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as provided in this
Section 8 shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with. The Lenders agree that without in any way limiting the generality of the foregoing Section, such holders of Senior Indebtedness of the Company may, at any time and from time to time without impairing or releasing the subordination provided in this
Section 8 or the obligations of the Lenders hereunder to the holders of Senior Indebtedness of the Company, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness of the Company or otherwise amend or supplement in any manner Senior Indebtedness of the Company or any instrument evidencing the same or any agreement under which any Senior Indebtedness of the Company is outstanding;
(ii) sell, exchange, release, or otherwise deal with such holders' rights and interest in and to any property pledged, mortgaged, or otherwise securing Senior Indebtedness of the Company or fail to perfect or delay in the perfection of the security interest in such property; (iii) release any Person liable in any manner for the collection of Senior Indebtedness of the Company; and (iv) exercise or refrain from exercising any rights against the Company and any other Person. Each Lender by purchasing or accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Indebtedness of the Company and notice of or proof of reliance by any holder or owner of Senior Indebtedness of the Company upon this Section 8 and the Senior Indebtedness of the Company shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Section 8, and all dealings between the Company and the holders and owners of the Senior Indebtedness of the Company shall be deemed to have been consummated in reliance upon this Section 8.

                 The provisions of this Section 8 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Indebtedness of the Company.

                 8.5  Subrogation

                 Upon the payment in full in accordance with the terms of
Section 8.2 of all amounts payable under or in respect of the Senior Indebtedness of the Company, the Lenders shall be subrogated to the rights of the holders of such Senior Indebtedness of the Company to receive payments or distributions of assets of Company made on such Senior Indebtedness of the Company until the Obligations shall be paid in full in cash or Cash Equivalents; and for purposes of such subrogation no payments or distributions to holders of such Senior Indebtedness of the Company of any cash, property or securities to which the Lenders would be entitled except for the provisions of this Section 8, and no payment over pursuant to the provisions of this Section 8 to holders of such Senior Indebtedness of the Company by the Lenders, shall, as between the Company, its creditors other than holders of such Senior Indebtedness of the Company and the Lenders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness of the Company, it being understood that the provisions of this Section 8 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness of the Company, on the one hand, and the Lenders, on the other hand. A release of any claim by any holder of Senior Indebtedness of the Company shall not limit the Lenders' rights of subrogation under this Section 8.5.

                 If any payment or distribution to which the Lenders would otherwise have been entitled but for the provisions of this Section 8 shall have been applied, pursuant to the provisions of this Section 8, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case, the Lenders shall be entitled to receive from the holders of such Senior Indebtedness of the Company at the time outstanding the full amount of any such payments or distributions received by such holders of Senior Indebtedness of the Company in excess of the amount sufficient to pay all

Senior Indebtedness of the Company payable under or in respect of the Senior Indebtedness of the Company in full in cash or Cash Equivalents in accordance with the terms of Section 8.2.

                 8.6  Obligations of the Company Unconditional

                 Nothing contained in this Section 8 or elsewhere in this Agreement is intended to or shall impair as between the Company and the Lenders the obligations of the Company, which are absolute and unconditional, to pay to the Lenders the Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Lenders from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 8 of the holders of such Senior Indebtedness of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                 The failure to make a payment on account of Obligations by reason of any provision of this Section 8 shall not prevent the occurrence of an Event of Default under Section 7.

                 8.7   Lenders Authorize Agent to
                       Effectuate Subordination

                 Each Lender hereby authorizes and expressly directs the Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 8 and appoints the Agent its attorney in fact for such purpose, including, without limitation, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of the Obligations in the form required in said proceedings and causing said claim to be approved. If the Agent does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness of the Company are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Lenders. In the event of any such proceeding, until the Senior Indebtedness of the Company is paid in full in cash or Cash Equivalents, without the consent of the holders of a majority in principal amount outstanding of Senior Indebtedness of the Company, no Lender shall waive, settle or compromise any such claim or claims relating to the Obligations that such Lender now or hereafter may have against the Company.


SECTION 9  THE AGENT

                 9.1  Appointment

                 Each Lender hereby irrevocably designates and appoints CIBC as Agent of such Lender to act as specified herein and in the other Loan Documents, and each Lender hereby irrevocably authorizes CIBC as the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 9. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 9 are solely for the benefit of the Agent and the Lenders, and neither the Company nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agent or trust with or for the Company or any of its Subsidiaries.

                 9.2  Delegation of Duties

                 The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 9.3.

                 9.3  Exculpatory Provisions

                 Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any of its Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for any failure of the Company or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Company or any of its Subsidiaries. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Company or any of its Subsidiaries to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

                 9.4  Reliance by Agent

                 The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. As between the Agent and the Lenders, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                 9.5  Notice of Default

                 The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has actually received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, as between the Agent and the Lenders unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6  Non-Reliance on Agent and Other Lenders

                 Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company or its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries. The Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                 9.7  Indemnification

                 The Lenders agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby of any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company or any of its Subsidiaries; provided, that no Lender shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 9.7 shall survive the payment of all Obligations.

                     9.8  Agent in Its Individual Capacity

                 The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                 9.9  Resignation of the Agent; Successor Agent

                 The Agent may resign as the Agent upon 20 days' notice to the Lenders and the Company. Upon the resignation of the Agent, the Required Lenders shall appoint from among the Lenders a successor Agent which is a bank or a trust company for the Lenders subject to prior approval by the Company (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of the Agent hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


SECTION 10  GUARANTEE

                 10.1  Unconditional Guarantee

                 Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee"), subject to Section 11, to each of the Lenders and to the Agent and their respective successors and assigns, that: (i) the principal of and interest on the Loans will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Loans and all other obligations of the Company to the Lenders or the Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Loans or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.5. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Loans or this Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Lenders with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Loans, this Agreement and in this Guarantee. If any Lender or the Agent is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Agent or such Lender, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Lenders and the Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 7, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

                 10.2  Subordination of Guarantee

                 The obligations of each Guarantor to the Lenders and to the Agent pursuant to the Guarantee of such Guarantor and this Agreement are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor, to the extent and in the manner provided in Section 11.

                 10.3  Severability

                 In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 10.4  Release of a Guarantor

                 Upon (i) the release by the lenders under the Senior Credit Facilities, related documents and future refinancings thereof of all guarantees of a Guarantor and all Liens on the property and assets of such Guarantor relating to such Indebtedness, or (ii) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Agreement, such Guarantor shall be deemed released from all obligations under this Section 10 without any further action required on the part of the Agent or any Lender; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of the Company shall also terminate upon such release, sale or transfer.

                 The Agent shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.4. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Loans as provided in this Section 10.

                 10.5  Limitation of Guarantor's Liability

                 Each Guarantor and by its acceptance hereof each of the Lenders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Lenders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, the Guarantor Senior Indebtedness of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.7, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

                 10.6  Guarantors May Consolidate, etc.,
                            on Certain Terms

                 (a) Nothing contained in this Agreement or in the Loans shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

                 (b) Except as set forth in Section 6.7, nothing contained in this Agreement or in the Loans shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor); provided, however, that, subject to Sections 10.4 and 10.6(a), (i) immediately after such transaction, and giving effect thereto, no Potential Event of Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) upon any such consolidation, merger, sale or conveyance, the Guarantee of such Guarantor set forth in this Section 10, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Agent, executed and delivered to the Agent, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Agent and satisfactory in form to the Agent of the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

                 10.7  Contribution

                 In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Obligations. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Guarantor under Subordinated Indebtedness)), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liabilities of such Guarantor on its debts including, without limitation, Guarantor Senior Indebtedness (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.





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                                     -111-



                 10.8  Waiver of Subrogation

                 Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Lender against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Loans shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall, subject to the provisions of Section 8,
Section 10.2 and Section 11, forthwith be paid to the Agent for the benefit of such Lenders to be credited and applied upon the Loans, whether matured or unmatured, in accordance with the terms of this Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 10.8 is knowingly made in contemplation of such benefits.

                 10.9  Evidence of Guarantee

                 To evidence their guarantees to the Lenders set forth in this
Section 10, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in Exhibit IX. Each such notation of Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such notation of Guarantee.

                 10.10  Waiver of Stay, Extension or Usury Laws

                 Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from





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performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.


SECTION 11  SUBORDINATION OF GUARANTEE OBLIGATIONS

                 11.1  Guarantee Obligations Subordinated
                       to Guarantor Senior Indebtedness

                 The Lenders covenant and agree that payments of the obligations by a Guarantor in respect of its Guarantee (collectively, as to any Guarantor, its "Guarantee Obligations") shall be subordinated in accordance with the provisions of this Section 11 to the prior payment in full, in cash or Cash Equivalents, of all amounts payable in respect of Guarantor Senior Indebtedness of such Guarantor whether now outstanding or hereafter created (including any interest accruing subsequent to an event specified in Section
7.6 or 7.7 whether or not such interest is an allowed claim against such Guarantor), that the subordination is for the benefit of the holders of Guarantor Senior Indebtedness, and that each holder of Guarantor Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Indebtedness in reliance upon the covenants and provisions contained in this Agreement.

                 11.2  Priority and Payment Over of
                       Proceeds in Certain Events

                 (a) Subordination of Guarantee Obligations on Dissolution, Liquidation or Reorganization of Such Guarantor. Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings (other than a liquidation or dissolution of such Guarantor into the Company or another Guarantor), all Guarantor Senior Indebtedness of such Guarantor (including any interest accruing subsequent to an event





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specified in Section 7.6 or 7.7 whether or not such interest is an allowed claim enforceable against such Guarantor) shall first be paid in full in cash or Cash Equivalents, before the Lenders shall be entitled to receive any payment with respect to any Guarantee Obligations of such Guarantor and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the Lenders would be entitled except for the provisions of this Section 11 shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor or their representatives to the extent necessary to pay all of the Guarantor Senior Indebtedness of such Guarantor to the holders of such Guarantor Senior Indebtedness.

                 (b) Subordination of Guarantee Obligations on Default on Designated Senior Indebtedness. Upon the maturity of any Designated Senior Indebtedness of a Guarantor by lapse of time, acceleration or otherwise, all Designated Senior Indebtedness of such Guarantor then due and payable shall first be paid in full in cash or Cash Equivalents, before any payment is made by such Guarantor or any Person acting on behalf of such Guarantor with respect to the Guarantee Obligations of such Guarantor. No direct or indirect payment by any Guarantor or any Person acting on behalf of such Guarantor of any Guarantee Obligations of such Guarantor whether pursuant to the terms of the Loans or upon acceleration or otherwise shall be made, if at the time of such payment, there exists a default (as defined in the document governing any Designated Senior Indebtedness of such Guarantor) in the payment of all or any portion of any Designated Senior Indebtedness of such Guarantor and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuation of any other event of default with respect to any Designated Senior Indebtedness of such Guarantor pursuant to which the maturity thereof may be accelerated, upon the earlier of (i) receipt by the Agent of written notice from the agent or representative of the holders of such Designated Senior Indebtedness or (ii) if such non-payment default results from the acceleration of the Loans, the date of acceleration of the Loans, no such payment may be made by such Guarantor under its Guarantee for a period ("Guarantor Payment Blockage Period") commencing on the date of receipt of such notice or the date of the acceleration referred to in clause (ii) above,





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as the case may be, and ending on the earlier to occur of 179 days after receipt of such written notice by the Agent (unless such Guarantor Payment Blockage Period shall be terminated by written notice to the Agent from such agent) or the date of the acceleration of the Loans, as the case may be (provided such Guarantor Senior Indebtedness shall theretofore not have been accelerated). Notwithstanding anything herein to the contrary, (x) in no event will a Guarantor Payment Blockage Period or successive Guarantor Payment Blockage Periods with respect to the same payment on such Guarantee extend beyond 179 days from the date the payment on such Guarantee was due and (y) there must be 180 consecutive days in any 365-day period during which no Guarantor Payment Blockage Period is in effect. For all purposes of this
Section 11.2(b), no event of default which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Guarantor Payment Blockage Period shall be, or be made, the basis for the commencement of a second Guarantor Payment Blockage Period by the holders or by the agent or other representative of such Designated Senior Indebtedness whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                 (c) Rights and Obligations of the Lenders. In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, the Agent or any Lender shall have received any payment on account of any Guarantee Obligation with respect to the Loans (other than as permitted by Sections (a) and (b) of this Section 11.2) at a time when such payment is prohibited by this Section 11.2, then and in such event such payment or distribution shall be received and held in trust for the holders of the Guarantor Senior Indebtedness and shall be paid over or delivered to the holders of the Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay in full in cash or Cash Equivalents all Guarantor Senior Indebtedness in accordance with their terms after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness.

                 Nothing contained in this Section 11 will limit the right of the Lenders to take any action to accelerate the maturity of the Loans pursuant to Section 7 or to pursue any rights or remedies hereunder or otherwise.





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                 Upon any payment or distribution of assets or securities
referred to in this Section 11, the Lenders (notwithstanding any other provision of this Agreement) shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Lender for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 11.

                 The Guarantors shall give written notice to each of the Lenders of any default or event of default under any Guarantor Senior Indebtedness or under any agreement pursuant to which Guarantor Senior Indebtedness may have been issued, and, in the event of any such event of default, shall provide to the Agent the names and address of the trustees or other representatives of holders of such Guarantor Senior Indebtedness.

                 With respect to the holders and owners of Guarantor Senior Indebtedness, each Lender undertakes to perform only such obligations on the part of such Lender as are specifically set forth in this Section 11, and no implied covenants or obligations with respect to the holders or owners of Guarantor Senior Indebtedness shall be read into this Agreement against the Lenders. The Lenders shall not be deemed to owe any fiduciary duty to the holders or owners of Guarantor Senior Indebtedness or to the agent under the Senior Credit Facilities or any other representative of the holders of the Guarantor Senior Indebtedness.

                 11.3  Payments May Be Paid Prior to Dissolution

                 Nothing contained in this Section 11 or elsewhere in this Agreement shall prevent or delay (i) Guarantors, except under the conditions described in Section 11.2, from making payments at any time for the purpose of paying Guarantee Obligations, or from depositing with the Agent any moneys for such payments, or (ii) subject to Section 11.2, the application by the Agent of any moneys deposited with it for the purpose of paying Guarantee Obligations.

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                 11.4  Rights of Holders of Guarantor Senior
                           Indebtedness Not To Be Impaired

                 No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as provided in this Section 11 shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Guarantors with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with. The Lenders agree that without in any way limiting the generality of the foregoing Section, such holders of Guarantor Senior Indebtedness may, at any time and from time to time without impairing or releasing the subordination provided in this Section 11 or the obligations of the Lenders hereunder to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Guarantor Senior Indebtedness or otherwise amend or supplement in any manner Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which any Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release, or otherwise deal with such holders' rights and interest in and to any property pledged, mortgaged, or otherwise securing Guarantor Senior Indebtedness or fail to perfect or delay in the perfection of the security interest in such property; (iii) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person. Each Lender by purchasing or accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Guarantor Senior Indebtedness and notice of or proof of reliance by any holder or owner of Guarantor Senior Indebtedness upon this Section 11 and the Guarantor Senior Indebtedness shall conclusively be deemed to have been created, contracted or incurred in reliance upon this
Section 11, and all dealings between the Guarantors and the holders and owners of the Guarantor Senior Indebtedness shall be deemed to have been consummated in reliance upon this Section 11.

                 The provisions of this Section 8 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Guarantor Senior Indebtedness.





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                                     -117-



                 11.5  Subrogation

                 Upon the payment in full in accordance with the terms of
Section 11.2 of all amounts payable under or in respect of the Guarantor Senior Indebtedness, the Lenders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of assets of the Guarantors made on such Guarantor Senior Indebtedness until the Guarantee Obligations shall be paid in full in cash or Cash Equivalents in a manner satisfactory to the holders of such Guarantor Senior Indebtedness in accordance with the terms of Section 11.2; and for purposes of such subrogation no payments or distributions to holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Lenders would be entitled except for the provisions of this Section 11, and no payment over pursuant to the provisions of this Section 11 to holders of such Guarantor Senior Indebtedness by the Lenders, shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness and the Lenders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness, it being understood that the provisions of this Section 11 are solely for the purpose of defining the relative rights of the holders of such Guarantor Senior Indebtedness, on the one hand, and the Lenders, on the other hand. A release of any claim by any holder of Guarantor Senior Indebtedness shall not limit the Lenders' rights of subrogation under this
Section 11.5.

                 If any payment or distribution to which the Lenders would otherwise have been entitled but for the provisions of this Section 11 shall have been applied, pursuant to the provisions of this Section 11, to the payment of all amounts payable under the Guarantor Senior Indebtedness, then and in such case, the Lenders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness at the time outstanding the full amount of any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all Guarantor Senior Indebtedness payable under or in respect of the Guarantor Senior Indebtedness in full in cash or Cash Equivalents in accordance with the terms of Section 11.2.

                 11.6  Obligations of the Guarantors Unconditional

                 Nothing contained in this Section 11 or elsewhere in this Agreement or in the Guarantees is intended to or shall impair as between the Guarantors and the Lenders the obligations of the Guarantors, which are absolute and unconditional, to pay to the Lenders the Guarantee Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and creditors of the Guarantors other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Lenders from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 11 of the holders of such Guarantor Senior Indebtedness in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

                 The failure to make a payment on account of Guarantee Obligations by reason of any provision of this Section 11 shall not prevent the occurrence of an Event of Default under Section 7.

                 11.7  Lenders Authorize Agent to
                           Effectuate Subordination

                 Each Lender hereby authorizes and expressly directs the Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 11 and appoints the Agent its attorney in fact for such purpose, including, without limitation, in the event of any dissolution, winding up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of any Guarantor, the immediate filing of a claim for the unpaid balance of the Guarantee Obligations in the form required in said proceedings and causing said claim to be approved. If the Agent does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Lenders. In the event of any such proceeding, until the Guarantor Senior Indebtedness is paid in full in cash or Cash





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                                     -119-



Equivalents, without the consent of the holders of a majority in principal amount outstanding of Guarantor Senior Indebtedness, no Lender shall waive, settle or compromise any such claim or claims relating to the Obligations that such Lender now or hereafter may have against the Guarantors.


SECTION 12  MISCELLANEOUS

                 12.1  Representation of the Lenders

                 Each Lender hereby represents that it is a commercial lender which makes loans in the ordinary course of its business and that it will make the Loans hereunder for its own account or the account of its affiliates in the ordinary course of such business.

                 12.2  Participations in and Assignments
                           of Loans and Notes

                 A. Each Lender shall have the right, with the consent of the Company which consent shall not be unreasonably withheld, at any time to sell, assign, transfer or negotiate all or any portion of its Notes or its Loan Commitment to one or more Eligible Assignees; provided that no Lender shall be entitled at any time to sell, assign, transfer or negotiate all or any portion of its Notes or its Loan Commitment to an Eligible Assignee which has, or has an Affiliate which has, a material line of business similar to any principal line of business of the Company or any of its Subsidiaries without the consent of the Company. In the case of any sale, transfer or negotiation of all or part of the Notes or any Loan Commitment authorized under this Section 12.2A, the assignee, transferee or recipient shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement; provided that
(i) at such time Section 2.1A or 2.2A, as the case may be, shall be deemed modified to reflect the Loan Commitment of such new Lender and of the existing Lenders, (ii) upon surrender of the Notes, new Notes will be issued, at the Company's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 2.1D or 2.2E as the case may be (with appropriate modifications) to the extent needed to reflect the revised Loan Commitment, and (iii) the Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; and provided, further, that such transfer or assignment will not be effective until recorded by the Agent on





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                                     -120-



the Register pursuant to Section 5.13. To the extent of any assignment pursuant to this Section 12.2A, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Loan Commitment, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Notes or Loan Commitment, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of a Lender. At the time of each assignment pursuant to this Section 12.2A to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for Federal income tax purposes, such Person shall provide to the Company and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 12.2E(ii) Certificate) described in Section 12.2E.

                 B. Each Lender may grant participations in all or any part of its Notes or its Loan Commitment to one or more Eligible Assignees, other than to an Eligible Assignee which has, or has an Affiliate which has, a material line of business similar to any principal line of business of the Company or any of its Subsidiaries.

                 C. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loan and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

                 D. Each Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.2A (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer) and that is not a United States Person (as such term is defined in
Section 7701(a)(30) of the Internal Revenue Code) agrees to deliver to the Company and the Agent, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or
(ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Agent of its inability to deliver any such Form or Certificate. Subject to
Section 12.2A and the immediately succeeding sentence, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder or made on any other Loan Document for the account of any Lender which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 12.2D and except as set forth in Section 12.2A, the Company agrees to pay additional amounts and to indemnify and hold harmless each Lender (without regard to the identity of the jurisdiction requiring the deduction or withholding), and reimburse such Lender upon its written request, in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of any assignment or transfer in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes; provided that such Lender will provide the Company with any refund received by such Lender for which the Company reimbursed such Lender pursuant to this Section 12.2D.

                 12.3  Expenses

                 Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to promptly pay (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Company (including without limitation any opinions requested by the Lender as to any legal matters arising hereunder), and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the fees, expenses and disbursements of counsel to the Lenders in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans hereunder, and any amendments, modifications and waivers hereto or thereto and consents to departures from the terms hereof and thereof; and (iii) after the occurrence of an Event of Default, all reasonable costs and expenses (including reasonable attorneys fees, including allocated costs of internal counsel, and costs of settlement) actually incurred by the Lenders or the Agent in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

                 12.4  Indemnity

                 In addition to the payment of expenses pursuant to Section 12.3, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold each of the Lenders, the Agent and any holder of any of the Notes, and each of their officers, directors, employees, agents, and affiliates (collectively called the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto), which may be suffered by, imposed on, incurred by, or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the other Loan Documents, the Lenders' agreements to make the Loans or the use or intended use of any of the proceeds of the

Loans hereunder, the issuance of the Exchange Notes or the Take-Out Securities or the Transactions (the "indemnified liabilities"); provided, however, that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities (i) to the extent such is finally judicially determined to have resulted solely from (A) the gross negligence or willful misconduct of that Indemnitee or (B) the failure of such Indemnitee to perform its obligations under any Loan Document or (C) such Indemnitee's violation of law or (ii) in connection with the obligations of any Indemnitee under any Loan Document or for any transfer fees. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

                 12.5  Setoff

                 Subject to Section 8, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender, the Agent and each subsequent holder of any Note is hereby authorized by the Company at any time or from time to time, without notice to the Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts or any other accounts held for the benefit of another Person) and any other Indebtedness at any time held or owing by such Person or that subsequent holder to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to such Person or that subsequent holder under this Agreement and the Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the Notes, irrespective of whether or not (a) such Person or that subsequent holder shall have made any demand hereunder or (b) such Person or that subsequent holder shall have declared the principal of or the interest on its portion of the Loans and its Notes and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

                 12.6  Amendments and Waivers; Payments for Consent

                 (a) No amendment, modification, termination or waiver of any term or provision of this Agreement, of the Notes, any Guarantee or, prior to the execution and delivery thereof, of the form of the Registration Rights Agreement or the form of the Senior Subordinated Indenture or consent to any departure by the Company or any Guarantor therefrom, shall in any event be effective without the prior written concurrence of the Company or such Guarantor, as the case may be, and the Required Lenders, and, upon the request of any Lender, the receipt of a written opinion of counsel of the Company addressed to the Lenders to the effect that such amendment, modification, termination, waiver or consent does not violate or conflict with any of the terms and provisions of the Senior Credit Facilities or any other Contractual Obligation of the Company; provided, however, that, without the prior written consent of each Lender affected, an amendment, modification, termination or waiver of this Agreement, any Notes, any Guarantee, and, prior to the execution and delivery thereof, of the form of Registration Rights Agreement and the form of Senior Subordinated Indenture or consent to departure from a term or provision hereof or thereof may not: (i) reduce the principal amount of Notes whose holders must consent to any such amendment, modification, termination, waiver or consent; (ii) reduce the rate of or extend the time for payment of principal or interest on any Note; (iii) reduce the principal amount of any Note; (iv) make any Note payable in money other than that stated in the Note;
(v) make any change in Section 2.5A(iv) or in the definition of Change of Control, in the last paragraph of Section 7 or in Section 8.5, 11.5 or this 12.6; (vi) reduce the rate or extend the time of payment of fees or other compensation payable to the Lenders hereunder; (vii) modify the provisions of Sections 8 or 11 or any of the defined terms related thereto in any manner adverse to the Lenders; or (viii) waive performance by the Company of its obligations under, or consent to any departure from any of the terms and provisions of, Section 2.5A(iv); and provided, further, that without the consent of the Agent, no such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of Section 9 as the same applies to the Agent or any other provision of this Agreement as it relates to the rights or obligations of the Agent. No amendment, modification or waiver of any provision of this Agreement, the Notes, any Guarantee or the form of the Senior Subordinated Indenture shall adversely affect the rights of the holders of Senior Indebtedness or the holders of Guarantor Senior Indebtedness without their consent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.6(a) shall be binding upon each holder of the Notes at the time outstanding, each further holder of the Notes, and, if signed by the Company or a Guarantor, on the Company and such Guarantor.

                 (b) Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                 12.7  Independence of Covenants

                 All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

                 12.8  Entirety

                 The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

                 12.9  Notices

                 Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided, however, that notices shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 12.9) shall be set forth under each party's name on the signature pages hereto and any additional Guarantors shall (until notice of a change thereof is delivered as provided in this Section 12.9) have the address set forth under the Company's name on the signature page hereto.

                 12.10  Survival of Warranties and Certain Agreements

                 A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes and, notwithstanding the making of the Loans, the execution and delivery of the Notes or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

                 B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 12.3, 12.4 and 12.22 and the agreements of the Lenders set forth in Section
12.22 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

                 12.11  Failure or Indulgence Not Waiver;

                           Remedies Cumulative

                 No failure or delay on the part of the Agent or any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder, under a Guarantee or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, under a Guarantee or the Notes are cumulative to and not exclusive of any rights or remedies otherwise available.

                 12.12  Severability

                 In case any provision in or obligation under this Agreement, under a Guarantee or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 12.13  Headings

                 Sections and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                 12.14  Applicable Law

                 THIS AGREEMENT, EACH GUARANTEE AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                 12.15  Successors and Assigns; Subsequent
                           Holders of Notes

                 This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The terms and provisions of this Agreement and each Guarantee shall inure to the benefit of any assignee or transferee of the Notes pursuant to Section 12.2A, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Except as provided in Section 12.6, in determining whether the holders of a sufficient aggregate principal amount of the Loans shall have consented to any action under this Agreement, any amount of the Loans owned or held by the Company, any Guarantor or any of their respective Affiliates shall be disregarded. The Company's rights or any interest therein hereunder may not be assigned without the prior express written consent of each of the Lenders.

                 12.16  Counterparts; Effectiveness

                 This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and delivery thereof to the Agent or, in the case of the Lenders, written telex or facsimile notice or telephonic notification (confirmed in writing) of such execution and delivery. The Agent will give the Company and each Lender prompt notice of the effectiveness of this Agreement.

                 12.17  Consent to Jurisdiction; Venue;
                           Waiver of Jury Trial

                 A. Any legal action or proceeding with respect to this Agreement, any Note or any Guarantee may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over itself, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement, the Notes or the Guarantees brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to Section 12.9, such service to become effective 30 days after such mailing. To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any Note or any Guarantee that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

                 B. Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, the Notes or the Guarantees brought in the courts referred to in clause A above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                 C. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Notes or the Guarantees or the transactions contemplated hereby or thereby.

                 12.18  Payments Pro Rata

                 A. The Agent agrees that promptly after its receipt of each payment of any interest or premium on or principal of the Notes from or on behalf of the Company or any Guarantor, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective pro rata shares, if any, of such payment.

                 B. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Company to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                 12.19  Taxes and Other Taxes

                 A. Any and all payments by the Company hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction or withholding for any and all present or future Taxes, unless such Taxes are required by law or the administration thereof to be deducted or withheld and excluding (i) in the case of each Lender and the Agent, Taxes imposed on its net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Person is organized or any political subdivision thereof, (ii) in the case of each such Lender and the Agent, any Taxes that are in effect and that would apply to a payment to such Person, as applicable, as of the Closing Date, and (iii) if any Person acquires any interest in this Agreement (a "Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Transferee as of the date of the acquisition of such interest, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Company shall be required by Law or the administration thereof to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (a) unless such requirement results from the failure of the payee to perform its obligations under Section 12.2D, the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender receives an amount equal to the sum it would have received if no such deduction or withholding had been made;
(b) the Company shall make such deductions or withholdings; and (c) the Company forthwith shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable Law; provided that the Company shall be entitled to any refunds a Lender receives of any amounts paid by the Company on behalf of such Lender pursuant to this Section 12.19A.

                 B. The Company agrees to pay forthwith any present or future stamp documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being herein referred to as "Other Taxes") imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the Company hereunder or under any of the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

                 C. The Company agrees to indemnify the Agent and each of the Lenders for the full amount of Covered Taxes or Other Taxes not deducted or withheld and paid by the Company in accordance with Section 12.19(A) and (B) to the relevant taxation or other authority and any Taxes other than Covered Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Company under this Section 12.19 paid by the Lender or the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Agent or such Lender makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes and evidence of payment thereof submitted to the Company shall be prima facie evidence, absent manifest error, of the amount due from the Company to the Agent or such Lender.

                 D. The Company shall furnish to the Agent and each of the Lenders the original or a certified copy of a receipt evidencing any payment of Taxes or Other Taxes made by the Company as soon as such receipt becomes available.

                 E. The provisions of this Section 12.19 shall survive the termination of the Agreement and repayment of all Obligations.

                 12.20  Waiver of Stay, Extension or Usury Laws

                 The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantors from paying all or any portion of the principal of or interest on the Loans as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that they may lawfully do so) the Company and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

                 12.21  Requirements of Law

                 (a) In the event that any change in law occurring after the date that any lender becomes a Lender party to this Agreement with respect to such Lender shall, in the opinion of such Lender, require that any Bridge Loan Commitment of such Lender be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender, and such change in law shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such change in law (taking into account such Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time following notice by such Lender to the Company of such change in law as provided in paragraph (b) of this Section 12.21, within 15 days after demand by such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction.

                 (b) The Company shall not be required to make any payments to any Lender for any additional amounts pursuant to this Section
12.21 unless such Lender has given written notice to the Company, through the Agent, of its intent to request such payments prior to or within 60 days after the date on which such Lender became entitled to claim such amounts. If any Lender requests compensation from the Company under this Section 12.21, the Company may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or continue Loans, until the requirement of law giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                 12.22  Confidentiality

                 Each Lender shall hold all non-public information obtained pursuant to the requirements of or in connection with this Agreement which has been identified as confidential by the Company in accordance with such Lender's customary procedures (which shall be reasonably prudent for purposes of maintaining confidentiality) for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by the Company that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that unless specifically prohibited by applicable law or court order, each Lender shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by the Company or any of its Subsidiaries. In connection with any sales, assignments or transfers referred to in Section 12.2A, a Lender shall obtain agreements from the purchasers, assignees or transferees, as the case may be, reasonably satisfactory to the Company, that such parties will comply with this Section 12.22.

                 12.23  Role of Special Counsel

                 The role of Cahill Gordon & Reindel, special counsel to the Lenders, has been limited to functioning on the Loan Documents and such firm has not performed a due diligence investigation with respect to the Company, any of its Subsidiaries, the Acquired Business or their respective affairs.

                 WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.



                            COMPANY:

                            OUTDOOR SYSTEMS, INC.


                            By:  /s/William S. Levine
                                 ----------------------------------
                                 Name:  William S. Levine
                                 Title:

                            Notice Address:
                                     2502 N. Black Canyon Highway
                                     Phoenix, Arizona  85009

                            Telephone:  (602) 246-9569
                            Telecopy:   (602) 248-0884



                            GUARANTORS:

                            OS BASELINE, INC.


                            By:  /S/William S. Levine
                                 ---------------------------------
                                 Name:  William S. Levine
                                 Title:

                            Notice Address:
                                     2502 N. Black Canyon Highway
                                     Phoenix, Arizona  85009

                            Telephone:  (602) 246-9569
                            Telecopy:   (602) 248-0884

                                OUTDOOR SYSTEMS PAINTING, INC.


                                By:  /s/William S. Levine
                                     ----------------------------------
                                     Name:  Williams S. Levine
                                     Title:

                                Notice Address:
                                         2502 N. Black Canyon Highway
                                         Phoenix, Arizona  85009

                                Telephone:  (602) 246-9569
                                Telecopy:   (602) 248-0884

                                OS ADVERTISING OF TEXAS
                                PAINTING, INC.


                                By:  /s/William S. Levine
                                     ------------------------------
                                     Name:  William S. Levine
                                     Title:

                                Notice Address:
                                         2502 N. Black Canyon Highway
                                         Phoenix, Arizona  85009

                                Telephone:  (602) 246-9569
                                Telecopy:   (602) 248-0884


                                DECADE COMMUNICATIONS GROUP, INC.


                                By:  /s/William S. Levine
                                     --------------------------------
                                     Name:  William S. Levine
                                     Title:

                                Notice Address:
                                         2502 N. Black Canyon Highway
                                         Phoenix, Arizona  85009

                                Telephone:  (602) 246-9569
                                Telecopy:   (602) 248-0884

                            BENCH ADVERTISING COMPANY OF
                              COLORADO, INC.


                            By:      /s/Williams S. Levine
                                     ------------------------------------
                                     Name:  William S. Levine
                                     Title:

                            Notice Address:
                                     2502 N. Black Canyon Highway
                                     Phoenix, Arizona  85009

                            Telephone:  (602) 246-9569
                            Telecopy:   (602) 248-0884



                            AGENT:

                            CANADIAN IMPERIAL BANK OF
                            COMMERCE, as agent


                            By:      /s/William P. Phoenix
                                     ------------------------------------
                                     Name:  William P. Phoenix
                                     Title:  Managing Director


                            Notice Address:
                                     425 Lexington Avenue
                                     New York, New York  10017
                                     Attention:  Deborah Jacob

                            Telephone:  (212) 856-3675
                            Telecopy:   (212) 856-3799

                                    LENDERS:

Commitment:  $240,000,000           CIBC, INC.


                                    By: /s/William P. Phoenix
                                        -----------------------------------
                                        Name:  William P. Phoenix
                                        Title:  Managing Director

                                    Notice Address:
                                             425 Lexington Avenue
                                             New York, New York  10017
                                             Attention:  Timothy Doyle

                                    Telephone:  (212) 856-3650
                                    Telecopy:   (212) 856-3991

                                                                       EXHIBIT I


                             [FORM OF BRIDGE NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE aK UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR SUCH TRANSFER IS MADE IN ACCORDANCE WITH CLAUSES (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                             OUTDOOR SYSTEMS, INC.
                      SENIOR SUBORDINATED PROMISSORY NOTE


                                                              New York, New York

$__________                                                               , 1996


                 FOR VALUE RECEIVED, Outdoor Systems, Inc., a Delaware corporation (the "Company"), promises to pay to the order of
("Payee"), on        , 1997, the principal amount of                  Dollars
($          ).

                 The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Senior Subordinated Credit Agreement dated as of July 9, 1996, as the same may at any time be amended, modified or supplemented and in effect (the "Credit Agreement") between the Company, the Guarantors named therein, the Lenders named therein, and Canadian Imperial Bank of Commerce, as Agent.

                 This Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Bridge Loan evidenced hereby was made and is to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                 All payments of principal and interest (other than Subsequent Bridge Notes issued in payment of PIK Interest Amounts) in respect of this Note shall be made in lawful money of the United States of America in same day funds to Payee at the office of Canadian Imperial Bank of Commerce located at Two Paces West, 2727 Paces Ferry Road, Suite 1200, Atlanta, Georgia 30339, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Company hereunder with respect to payments of principal or interest on this Note.

                 Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                 This Note is subject to mandatory prepayment as provided in subsection 2.5.A(ii) of the Credit Agreement and prepayment at the option of the Company as provided in subsection 2.5.A(i) of the Credit Agreement. This Note may be repaid on the Conversion Date by conversion of this Note into a Term Note pursuant to Section 2.2 of the Credit Agreement.

                 This Note is subordinated in right of payment to all Senior Indebtedness of the Company as and to the extent provided in Section 8 of the Credit Agreement.

                 The obligations of the Company under this Note are guaranteed, on a senior subordinated basis, by the Guarantors as provided in Section 10 of the Credit Agreement. Attached hereto are endorsements of the Guarantors evidencing the Guarantees.

                 THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

                 Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                 The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                 No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                 The Company promises to pay all reasonable costs and expenses, including all reasonable attorneys' fees, all as provided in Section 12.3 of the Credit Agreement, actually incurred in the collection and enforcement of this Note. The Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                 IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                             OUTDOOR SYSTEMS, INC.


                             By:
                                   Title:

                          TRANSACTIONS ON BRIDGE NOTE



                 Amount of              Outstanding
                 Principal              Principal
                 Paid                   Balance                 Notation
Date             This Date              This Date               Made By
- ----             ---------              ---------               -------

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you wish to elect to have this Bridge Note purchased by the Company pursuant to Section 2.5A(iv) of the Credit Agreement (which relates to a Change of Control), check the box: [__]

                 If you wish to elect to have only part of this Bridge Note purchased by the Company pursuant to Section 2.5A(iv) of the Credit Agreement,
state the amount:  $[     ]



Date:  _______________________   Your Signature:
                                                  (Sign exactly as
                                                  your name appears
                                                  on the other side
                                                  of this Bridge Note)




Signature Guarantee:

                    [GUARANTEE ENDORSEMENTS TO BE ATTACHED]

                                                                      EXHIBIT II

                              [FORM OF TERM NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR SUCH TRANSFER IS MADE IN ACCORDANCE WITH CLAUSES (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                             OUTDOOR SYSTEMS, INC.
                      SENIOR SUBORDINATED PROMISSORY NOTE

                                                              New York, New York

                                                                          [Date]


$________________________


                 FOR VALUE RECEIVED, Outdoor Systems, Inc., a Delaware corporation (the "Company"), promises to pay to the order of
("Payee"), on             , 2006,          Dollars ($      ).

                 The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Senior Subordinated Credit Agreement dated as of July 9, 1996, as the same may at any time be amended, modified or supplemented and in effect (the "Credit Agreement") between the Company, the Guarantors named therein, the Lenders named therein, and Canadian Imperial Bank of Commerce, as Agent.

                 This Note is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                 All payments of principal and interest (other than Subsequent Term Notes issued in payment of PIK Interest Amounts) in respect of this Note shall be made in lawful money of the United States of America in same day funds to Payee at the office of Canadian Imperial Bank of Commerce located at Two Paces West, 2727 Paces Ferry Road, Suite 1200, Atlanta, Georgia 30339, or at such other place as shall be designated in writing for such purposes in accordance with the terms of the Credit Agreement. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Company hereunder with respect to payments of principal or interest on this Note.

                 Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                 This Note is subject to mandatory prepayment as provided in subsection 2.5A(ii) of the Credit Agreement and prepayment at the option of the Company as provided in subsection 2.5A(i) of the Credit Agreement.

                 This Note is subordinated in right of payment to Senior Indebtedness of the Company as and to the extent provided in Section 8 of the Credit Agreement.

                 The obligations of the Company under this Note are guaranteed, on a senior subordinated basis, by the Guarantors as provided in Section 10 of the Credit Agreement. Attached hereto are endorsements of the Guarantors evidencing the Guarantees.

                 THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                 Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                 The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                 No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                 The Company promises to pay all reasonable costs and expenses, including reasonable attorneys' fees, all as provided in Section 12.3 of the Credit Agreement, actually incurred in the collection and enforcement of this Note. The Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                 IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                             OUTDOOR SYSTEMS, INC.


                             By:
                                  Title:

                           TRANSACTIONS ON TERM NOTE



                 Amount of              Outstanding
                 Principal              Principal
                 Paid                   Balance                 Notation
Date             This Date              This Date               Made By
- ----             ---------              ---------               -------

                       OPTION OF HOLDER TO ELECT PURCHASE


                 If you wish to elect to have this Term Note purchased by the Company pursuant to Section 2.5A(iv) of the Credit Agreement (which relates to a Change of Control), check the box: [__]

                 If you wish to elect to have only part of this Term Note purchased by the Company pursuant to Section 2.5A(iv) of the Credit Agreement,
state the amount:  $[     ]



Date:  __________________  Your Signature:
                                            (Sign exactly as
                                            your name appears
                                            on the other side
                                            of this Term Note)



Signature Guarantee:

                     [GUARANTEE ENDORSEMENTS TO BE ATTACHED]